Exhibit 10.1

$850,000,000 BRIDGE CREDIT AGREEMENT
Dated as of August 8, 2006
among
CRICKET COMMUNICATIONS, INC.,
as the Borrower,
LEAP WIRELESS INTERNATIONAL, INC.,
as Holdings,
CITICORP NORTH AMERICA, INC.,
as Administrative Agent,
BANC OF AMERICA SECURITIES LLC,
DEUTSCHE BANK SECURITIES, INC. and
MORGAN STANLEY
as Documentation Agents,
and
GOLDMAN SACHS CREDIT PARTNERS L.P.
as Syndication Agent,
and
The Other Lenders Party Hereto

CITIGROUP GLOBAL MARKETS INC. and
GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Lead Arrangers
and
Lead Book Runners
and
BANC OF AMERICA SECURITIES LLC,
DEUTSCHE BANK SECURITIES, INC. and
MORGAN STANLEY
as Co-Arrangers
and
Co-Book Runners

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SCHEDULES

I	Guarantors
II	Existing Letter of Credit
2.01	Commitments and Applicable Percentages
2.04	Pending Asset Sales
2.13	Incremental Lenders – Minimum Financial Criteria
4.02	Specified Representations; Specified Covenants
5.06	Disclosed Litigation
5.08(b)	Existing Liens
5.08(c)	Owned Real Property
5.08(d)	Existing Investments
5.11	Certain Tax Information
5.13	Subsidiaries and Other Equity Investments; Loan Parties
5.17	Intellectual Property Matters
10.02	Administrative Agent’s Office, Certain Addresses for Notices
EXHIBITS

Form of

A	Committed Loan Notice
B-1	Bridge Note
B-2	Extended Term Loan Note
C	Assignment and Assumption
D-1	Parent Guaranty
D-2	Subsidiary Guaranty
E-1	Opinion Matters – Counsel to Loan Parties
E-2	Opinion Matters – Local Counsel to Loan Parties
F	Senior Secured Leverage Covenant Compliance Certificate
Project Leap Bridge Credit Agreement

BRIDGE CREDIT AGREEMENT
          This BRIDGE CREDIT AGREEMENT (“Agreement”) is entered into as of August 8, 2006, among CRICKET COMMUNICATIONS, INC., a Delaware corporation (the “Borrower”), LEAP WIRELESS INTERNATIONAL, INC., a Delaware corporation (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and CITICORP NORTH AMERICA, INC., as Administrative Agent.
          The Borrower desires to obtain financing through a senior unsecured bridge facility in an aggregate principal amount of up to $850,000,000, with a potential upsizing through the Incremental Facility described in Section 2.13 below of up to an additional $350,000,000, to be used by the Borrower solely (a) to make inter-company loans (evidenced by promissory notes in favor of the Borrower) to fund payments to the Federal Communications Commission (the “FCC”) by Cricket Reauction (such capitalized term, and other capitalized terms used and not defined in these preliminary statements to have the meanings set forth in Article I below), (b) to fund (i) equity investments in accordance with the Existing Credit Agreement in Denali Spectrum and (ii) debt investments (evidenced by secured promissory notes in favor of the Borrower) by the Borrower in Denali License, for the following purposes in the case of both clauses (a) and (b): (A) to make payment of the required 20% down payment for FCC Licenses payable to the FCC with respect to a Successful Auction, (B) to make payment of the remaining balance for FCC Licenses payable to the FCC with respect to a Successful Auction, and/or (C) to pay for costs and expenses incurred in connection with the build-out of FCC Licenses for which Denali License is the Winning Bidder in Auction 66, including Capital Expenditures and operating losses related to such markets, (c) to pay fees and expenses related to this Bridge Facility, (d) to pay for costs and expenses incurred in connection with the build-out of FCC Licenses for which Cricket Reauction is the Winning Bidder in Auction 66, including Capital Expenditures and operating losses related to such markets, and/or (e) subject to the approval, if granted, of the Required Lenders, for ongoing working capital and general corporate purposes of Holdings and its Subsidiaries, including Capital Expenditures and operating losses related to the development of new operating markets not acquired in Auction 66, provided that, the aggregate amount of proceeds hereunder used to pay for items described in the foregoing clauses (A) and (B), shall be equal to at least 75% of the principal amount of all Bridge Loans made hereunder (including, after giving effect to the Third Closing Date).
          The Borrower has requested that the Lenders provide such senior unsecured bridge loan facility, and the Lenders have indicated their willingness to extend such facility, all on the terms and subject to the conditions set forth herein.
          In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
          1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
          “Acquisition” means the purchase or other acquisition of all of the Equity Interests in, or substantially all of the property and assets of, or assets that constitute a business unit, or all or a substantial part of the business of, a Person, that upon consummation thereof, will be wholly-owned directly by the Borrower or one or more other Loan Parties and, in the case of a purchase or other acquisition of Equity Interests of a Person, such Person will itself be either a Disqualified Subsidiary or a Loan Party (including the purchase or other acquisition of all of the remaining Equity Interests in a
Project Leap Bridge Credit Agreement

Qualified Designated Entity or Joint Venture Entity to the extent that the consideration for such purchase or acquisition consisted of common Equity Interests of Holdings or Qualified Preferred Stock or if such Person does not thereupon constitute a Disqualified Subsidiary).
          “Administrative Agent” means CNAI, in its capacity as administrative agent under any of the Loan Documents, or any successor or replacement administrative agent.
          “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
          “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
          “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
          “Agents” means, collectively, the Administrative Agent, the Documentation Agents and the Syndication Agent.
          “Aggregate Credit Exposures” means, at any time, in respect of the Bridge Facility, the sum of (a) the aggregate unused Commitments, plus (b) the aggregate principal amount of the Loans outstanding, in each case at such time.
          “Agreement” means this Bridge Credit Agreement and the Schedules and Exhibits hereto.
          “ANB 1” means Alaska Native Broadband 1, LLC, a Delaware limited liability company, and its successors.
          “ANB 1 License” means Alaska Native Broadband 1 License, LLC, a Delaware limited liability company, and its successors.
          “ANB Credit Agreement” means the credit agreement dated as of December 22, 2004 among ANB 1 License, as borrower, ANB 1, as guarantor and the Borrower, as lender, as amended by Amendment No. 1 dated as of January 26, 2005, by Amendment No. 2 dated as of June 24, 2005, by Amendment No. 3 dated as of August 26, 2005, by Amendment No. 4 dated as of January 9, 2006 and by Amendment No. 5 dated as of April 24, 2006 and as further amended or supplemented from time to time to the extent permitted by Section 7.18.
          “ANB Credit Documents” means the ANB Credit Agreement and the ANB Security Documents.
          “ANB Entity” means ANB 1 or ANB 1 License and “ANB Entities” means ANB 1 and ANB 1 License, collectively.
          “ANB Equity Documents” means (a) the Amended and Restated Limited Liability Company Agreement of ANB 1 dated as of December 22, 2004, as amended by Amendment No. 1 dated as of August 26, 2005, by Amendment No. 2 dated as of January 9, 2006 and by Amendment No. 3 dated as of April 24, 2006, and as further amended or supplemented from time to time to the extent permitted
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by Section 7.12 of the Existing Credit Agreement and (b) the Amended and Restated Limited Liability Company Agreement of ANB 1 License dated as of December 22, 2004, as amended or supplemented from time to time to the extent permitted by Section 7.12 of the Existing Credit Agreement.
          “ANB Security Documents” means (a) the Security Agreement dated as of December 22, 2004 among the ANB Entities, as grantors, and the Borrower, as lender as amended by Amendment No. 1 dated as of January 9, 2006 and as further amended or supplemented from time to time to the extent permitted by Section 7.18, (b) the Guarantor Pledge Agreement dated as of December 22, 2004 between ANB 1, as grantor, and the Borrower, as lender, as amended by Amendment No. 1 dated as of January 9, 2006 and as further amended or supplemented from time to time to the extent permitted by Section 7.18 and (c) the ANB Negative Pledge Agreement between Alaska Native Broadband, LLC and the Borrower, as amended by Amendment No. 1 dated as of January 9, 2006 and as further amended or supplemented from time to time to the extent permitted by Section 7.18 and in each case, all documents and instruments delivered by the ANB Entities pursuant to any of the foregoing.
          “Applicable Percentage” means in respect of the Bridge Facility, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Bridge Facility represented by (a) from and after the Effective Date and on or prior to the Initial Closing Date, such Lender’s Commitment at such time, (b) thereafter, until the termination of the Availability Period, an amount equal to the sum of such Lender’s unused Commitment at such time plus the principal amount of such Lender’s Loans at such time, and (c) thereafter, the principal amount of such Lender’s Loans at such time, in each case to the sum of the aggregate unused Commitments and principal amount of the Loans of all Lenders at such time. The initial Applicable Percentage of each Lender in respect of the Bridge Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto (including through any Incremental Facility), as applicable.
          “Applicable Rate” means (in each case as the same may be increased pursuant to Section 2.13) (a) until the date which is 60 days after the Initial Closing Date, (i) 2.75% per annum for Eurodollar Rate Loans and (ii) 1.75% per annum for Base Rate Loans, (b) from and after the date which is 60 days after the Initial Closing Date, until the date which is 60 days thereafter (the “Adjustment Date”), a rate per annum which is 0.50% above the rate specified in clause (a), or (c) from and after the Adjustment Date and at the end of each 60-day period thereafter until the date which is 180 days after the Initial Closing Date, a rate per annum which is 0.50% per annum higher than the rate per annum previously in effect, provided that, for the period from and after the date which is 180 days after the Initial Closing Date (the “180 Day Date”), such rate per annum shall be further increased by an additional 0.50% per annum at the end of each 90 day period after the 180 Day Date. The “Applicable Rate” in respect of any Incremental Facility shall be as agreed by the Borrower and the Lenders having Commitments under such Incremental Facility, subject to the provisions of Section 2.13.
          “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
          “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
          “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form approved by the Administrative Agent.
Project Leap Bridge Credit Agreement

          “Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.
          “Auction 66” means the FCC’s Advanced Wireless Services spectrum auction designated by the FCC as Auction 66.
          “Auction 66 Entity” means Denali License or Denali Spectrum.
          “Auction 66 Priority Put Right” means the first priority security interest in the collateral of the Auction 66 Entities, which security interest is held by the investors in the Auction 66 Entities (other than Holdings and its Subsidiaries) to secure the rights of such investors to receive (a) their accreted return under the Formation Agreement on or after the Reference Date (as defined in the Formation Agreement) and (b) payment in full for the purchase of their Equity Interests in the Auction 66 Entities, plus the accreted return thereon, on or after the Tenth Anniversary Date (as defined in the Formation Agreement), up to an aggregate amount of $200,000,000.
          “Auction Rate Note” means a floating-rate note with an interest rate that is reset on the basis of bids received at a “Dutch auction” conducted near the end of each rate period.
          “Audited Financial Statements” means the audited consolidated balance sheet of Holdings and its Subsidiaries (including any Qualified Designated Entities and Joint Venture Entities that are required under GAAP to be consolidated with Holdings and its Subsidiaries) for the fiscal year ended December 31, 2005, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Holdings and its Subsidiaries (including any Qualified Designated Entities and Joint Venture Entities that are required under GAAP to be consolidated with Holdings and its Subsidiaries), including the notes thereto.
          “Availability Period” means the period from and including the Effective Date to the earlier of (a) March 31, 2007, and (b) the date of termination in whole of the Commitments pursuant to Section 2.05.
          “Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:
          (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate;
          (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate
Project Leap Bridge Credit Agreement

of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and
          (c) 1/2 of one percent per annum above the Federal Funds Rate.
The base rate described in paragraph (a) above is set by Citibank based upon various factors including Citibank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Citibank shall take effect at the opening of business on the day specified in the public announcement of such change.
          “Base Rate Loan” means a Loan that bears interest based on the Base Rate.
          “Borrower” has the meaning specified in the heading hereof.
          “Borrowing” means a borrowing consisting of Bridge Loans, and, after the Initial Maturity Date to the extent applicable, of the Extended Term Loans and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders, pursuant to Article II.
          “Bridge Facility” means, at any time, (a) on or prior to the Initial Closing Date, the aggregate amount of the Commitments at such time and (b) thereafter, the sum of the aggregate unused Commitments plus the aggregate principal amount of the Loans of all Lenders outstanding at such time, as the same may be increased in accordance with Section 2.13(d).
          “Bridge Loan” means an advance made by any Lender under the Bridge Facility.
          “Bridge Note” means a promissory note made by the Borrower in favor of a Lender, evidencing Bridge Loans made by such Lender, in substantially the form of Exhibit B-1 hereto.
          “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
          “Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (which shall be deemed not to include any FCC License) (excluding normal replacements and maintenance which are properly charged to current operations).
          “Capitalized Leases” means all leases that, in accordance with GAAP, are required to be classified and accounted for as capitalized leases on a balance sheet of a Person.
Project Leap Bridge Credit Agreement

          “Cash Distributions” means, with respect to any Person for any period, all dividends and other distributions on any of the outstanding Equity Interests in such Person, all purchases, redemptions, retirements, defeasances or other acquisitions of any of the outstanding Equity Interests in such Person and all returns of capital to the stockholders, partners or members (or the equivalent persons) of such Person, in each case to the extent paid in cash by or on behalf of such Person during such period.
          “Cash Equivalents” means any of the following types of Investments, to the extent owned by Holdings or any of its Subsidiaries:
     (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition thereof;
     (b) time deposits or demand deposits with, or insured certificates of deposit or bankers’ acceptances maturing within one year of the date of acquisition thereof issued or placed with, or money market deposit accounts issued or offered by, any commercial bank that (i) (A) is a Lender or a lender under the Existing Credit Agreement or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $500,000,000;
     (c) commercial paper outstanding at any time issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 270 days from the date of acquisition thereof;
     (d) securities with maturities of not more than one year from the date of acquisition thereof issued or fully guaranteed by any state, territory or municipality of the United States of America or by any political subdivision, taxing authority, agency or instrumentality thereof and rated at least A by S&P or A by Moody’s;
     (e) insured demand deposits made in the ordinary course of business and consistent with Holdings’ or its Subsidiaries’ customary cash management policy in any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof;
     (f) repurchase obligations with a term of not more than 90 days for, and secured by, underlying securities of the types described in clauses (a) through (c) of this definition entered into with a bank meeting the qualifications described in clause (b) of this definition;
     (g) Auction Rate Notes with a maximum time between interest rate resets of one month and a rating of at least A by S&P or A by Moody’s; and
     (h) Investments, classified in accordance with GAAP as Current Assets of Holdings or any of its Subsidiaries, in money market mutual funds or investment programs registered under the Investment Company Act of 1940, the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a) through (g) of this definition.
          “CFC” means a “controlled foreign corporation” under Section 957 of the Code.
Project Leap Bridge Credit Agreement

          “CGMI” means Citigroup Global Markets Inc.
          “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
          “Change of Control” means, an event or series of events by which:
     (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), to the extent that such right is exercisable within 60 days after the date of determination), directly or indirectly, of 35% or more of the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right to the extent that such option right is exercisable within 60 days after the date of determination); or
     (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower or Holdings cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or
     (c) any Person or two or more Persons acting in concert shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of or control over the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of the Borrower or Holdings on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right to the extent that such option right is exercisable within 60 days after the date of determination) representing 35% or more of the combined voting power of such securities; or
     (d) Holdings shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests in the Borrower; or
     (e) a “change of control” or any comparable term under, and as defined in, the Existing Credit Agreement (as it may be further amended or otherwise modified from time to time) or any
Project Leap Bridge Credit Agreement

document governing any Permitted Unsecured Debt or Permitted Bridge Debt shall have occurred.
          “CNAI” means Citicorp North America, Inc.
          “Co-Book Runners” means, collectively, Banc of America Securities LLC, Deutsche Bank Securities, Inc. and Morgan Stanley in their capacities as Co-Book Runners for the Bridge Facility.
          “Co-Arrangers” means, collectively, Banc of America Securities LLC, Deutsche Bank Securities, Inc. and Morgan Stanley in their capacities as Co-Arrangers for the Bridge Facility.
          “Code” means the Internal Revenue Code of 1986 as amended.
          “Commitment” means, as to each Lender, its obligation to make Bridge Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Bridge Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including pursuant to Section 2.13).
          “Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
          “Consolidated EBITDA” means, for any Measurement Period, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income (without duplication): (i) Consolidated Interest Charges for such period, (ii) all Federal, state, local and foreign income tax expense deducted in arriving at Consolidated Net Income, (iii) depreciation and amortization expense, (iv) non-cash impairment of assets (tangible and intangible) and related non-cash charges, (v) non-cash charges and expenses related to stock-based compensation awards made by Holdings and its Subsidiaries (including any Qualified Designated Entities and Joint Venture Entities that are required under GAAP to be consolidated with Holdings and its Subsidiaries), (vi) net non-cash reorganization expenses and charges (but only to the extent not excluded from Consolidated Net Income), (vii) non-cash dividends or other distributions made with respect to Qualified Preferred Stock, (viii) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and (ix) for any Measurement Period ending on or prior to May 31, 2010, of not more than $75,000,000 of operating losses (determined in accordance with GAAP) incurred during such Measurement Period in markets that at the time of such loss either were not yet in commercial operation or had been in commercial operation for one year or less (but only to the extent of losses incurred prior to or within one year after commercial launch of the relevant market) minus (b) the following to the extent included in calculating such Consolidated Net Income (without duplication): (i) Federal, state, local and foreign income tax credits of Holdings and its Subsidiaries (including any Qualified Designated Entities and Joint Venture Entities that are required under GAAP to be consolidated with Holdings and its Subsidiaries) for such period, (ii) all non-cash gains arising in relation to any FCC Licenses, (iii) all non-recurring non-cash items increasing Consolidated Net Income for such period and (iv) all non-recurring cash items in excess of $25,000,000 in the aggregate increasing Consolidated Net Income for such period (excluding, for each of the Measurement Periods ended June 30, 2006 and September 30, 2006, $15,000,000 in cash gains from the sale of assets including FCC Licenses to Cellco Partnership (d/b/a Verizon Wireless) pursuant to the asset purchase agreement dated as of March 11, 2005).
Project Leap Bridge Credit Agreement

          “Consolidated Funded Indebtedness” means, as of any date of determination, for Holdings and its Subsidiaries (including any Qualified Designated Entities and Joint Venture Entities that are required under GAAP to be consolidated with Holdings and its Subsidiaries) on a consolidated basis, the sum (without duplication) of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all Indebtedness incurred for the purpose of purchasing, constructing or improving capital assets, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than Holdings or any Subsidiary (including any Qualified Designated Entities and Joint Venture Entities that are required under GAAP to be consolidated with Holdings and its Subsidiaries), and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company or a limited partnership in which such Person is a limited partner) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is non-recourse to Holdings or such Subsidiary; provided that Consolidated Funded Indebtedness shall not be deemed to include (x) any obligations of Holdings or any of its Subsidiaries of any type described in Section 7.03(k) of the Existing Credit Agreement, Section 7.03(l) of the Existing Credit Agreement, Section 7.03(n) of the Existing Credit Agreement or Section 7.03(o) of the Existing Credit Agreement, or (y) any Indebtedness of an Oregon Entity that is non-recourse to the Loan Parties.
          “Consolidated Interest Charges” means, for any Measurement Period, the sum (without duplication) of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP and (b) the portion of rent expense with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by Holdings and its Subsidiaries (including any Qualified Designated Entities and Joint Venture Entities that are required under GAAP to be consolidated with Holdings and its Subsidiaries) on a consolidated basis for such period; provided, that for each of the first four Measurement Periods ending after the Closing Date, (x) for each fiscal quarter in such Measurement Period ending prior to the Closing Date, Consolidated Interest Charges of the type referred to in clause (a) above shall be calculated on a pro forma basis as though the Closing Date had occurred at the beginning of such Measurement Period, assuming that the Loans borrowed as of the Closing Date were Eurodollar Rate Loans and assuming that the LIBO Rate applicable thereto is equal to a rate designated by the Administrative Agent to the Borrower as of the Closing Date and (y) for each fiscal quarter in such Measurement Period ending after the Closing Date, Consolidated Interest Charges of the type referred to in clause (a) above shall be the actual Consolidated Interest Charges of such type for such fiscal quarter; and provided, further that Consolidated Interest Charges shall not be deemed to include any interest, premium payments, debt discount, fees, charges or related expenses relating to Indebtedness of an Oregon Entity that is non-recourse to the Loan Parties.
          “Consolidated Net Income” means, at any date of determination, the net income of Holdings and its Subsidiaries (including any Qualified Designated Entities and Joint Venture Entities that are required under GAAP to be consolidated with Holdings and its Subsidiaries, but excluding any Oregon Entity) (without giving effect to extraordinary gains or extraordinary losses) on a consolidated basis for the most recently completed Measurement Period.
          “Consolidated Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) senior secured Consolidated Funded Indebtedness as of such date to (b) Consolidated
Project Leap Bridge Credit Agreement

EBITDA of Holdings and its Subsidiaries (including any Qualified Designated Entities and Joint Venture Entities that are required under GAAP to be consolidated with Holdings and its Subsidiaries) for the most recently completed Measurement Period.
          “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
          “Controlled Joint Venture Entity” means a Joint Venture Entity as to which Holdings or any of its Subsidiaries owns Equity Interests having ordinary voting power for the election of a majority of the directors, managers or other governing body (other than securities or interests having such power only by reason of the happening of a contingency).
          “Cricket Reauction” means Cricket Licensee (Reauction), Inc., a Delaware corporation and a wholly-owned Subsidiary of the Borrower.
          “Current Assets” means, with respect to any Person, all assets of such Person that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP.
          “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
          “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
          “Default Rate” means when used with respect to Obligations, an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.00% per annum; provided, however, that (x) with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum and (y) notwithstanding anything to the contrary contained herein, in no event shall the Default Rate exceed the Maximum Rate plus 2.00% per annum.
          “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Bridge Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.
          “Demand Notice” has the meaning specified in Section 2.14(b).
          “Demand Securities” has the meaning specified in Section 2.14(b).
Project Leap Bridge Credit Agreement

          “Denali License” means Denali Spectrum License, LLC, a Delaware limited liability company and a Qualified Designated Entity.
          “Denali Spectrum” means Denali Spectrum, LLC, a Delaware limited liability company and a Qualified Designated Entity.
          “Disclosed Litigation” has the meaning set forth in Section 5.06.
          “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
          “Disqualified Subsidiary” means, at any time, a Subsidiary that was formerly a Qualified Designated Entity or Joint Venture Entity and that at such time has outstanding Indebtedness of the type referred to in Section 7.02(a)(ii)(F) of the Existing Credit Agreement (unless such Indebtedness is otherwise permitted pursuant to one or more other clauses of Section 7.02(a)(ii) of the Existing Credit Agreement), until such time as such Subsidiary has complied with the requirements of Section 6.12.
          “Documentation Agents” means Banc of America Securities LLC, Deutsche Bank Securities, Inc. and Morgan Stanley, in their capacities as documentation agents under any of the Loan Documents.
          “Dollar” and “$” mean lawful money of the United States.
          “Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
          “Effective Date” means the date on which the conditions to effectiveness of this Agreement pursuant to Section 4.01 are satisfied or waived, which shall be the date on which this Agreement is executed and delivered by all of the parties hereto.
          “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b) (subject to such consents, if any, as may be required under such Section).
          “Environmental Action” means any claim, action, suit, arbitration, inquiry, proceeding, investigation, demand, demand letter, lien, notice of non-compliance or violation, notice of liability or potential liability, consent order or consent agreement, by or with any Person, relating to any Environmental Law, Environmental Permit or Hazardous Material.
          “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants or binding agreements, in each case issued, promulgated or entered into by a Governmental Authority, relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials or wastes, air emissions and discharges to waste or public systems.
          “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from
Project Leap Bridge Credit Agreement

or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
          “Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
          “Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
          “ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations promulgated and the rulings issued thereunder.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
          “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan under Section 4203 or 4205 of ERISA or notification that a Multiemployer Plan is in reorganization under Section 4241; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
          “Eurodollar Rate” means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate	=	LIBO Rate

1.00 – Eurodollar Reserve Percentage
Project Leap Bridge Credit Agreement

          Where,
          “LIBO Rate” means, for such Interest Period:
     (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or
     (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or
     (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by CNAI and with a term equivalent to such Interest Period would be offered by CNAI’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two (2) Business Days prior to the first day of such Interest Period.
          “Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.
          “Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.
          “Event of Default” has the meaning specified in Section 8.01.
          “Exchange Indenture” means an indenture with respect to the Exchange Securities in a form that complies with the requirements of the Trust Indenture Act of 1939 and is acceptable to the Borrower and the Lead Arrangers, the material terms of which shall be similar to those customarily contained in an indenture governing high-yield senior unsecured notes.
          “Exchange Securities” means those certain senior unsecured exchange notes to be issued pursuant to the Exchange Indenture.
          “Exchange Spread” means zero (0) basis points during the 90 day period commencing on the Initial Maturity Date, increasing by 50 basis points at the beginning of each subsequent 90 day period thereafter.
Project Leap Bridge Credit Agreement

          “Excluded Assumed Liabilities” means Guarantees or assumptions of ordinary course liabilities that (a) do not constitute Indebtedness (except insofar as such Indebtedness is a trade account past due for more than 180 days after the date on which the invoice in respect of such trade payable was received), (b) are associated with any assets transferred between any Joint Venture Entity, Qualified Designated Entity or Disqualified Subsidiary and Holdings or any of its Subsidiaries and (c) do not increase the total liabilities reflected in the most recent consolidated balance sheet of Holdings and its Subsidiaries delivered pursuant to Section 6.01(b) by more than $5,000,000.
          “Excluded Subsidiaries” means, collectively, Orrengrove Investments Limited and Leap Wireless Mexico S.A. de C.V., each a Subsidiary of Holdings.
          “Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes including interest, penalties and additions to tax imposed on or measured by its overall net income or net profits (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or any jurisdiction in which such recipient is otherwise engaged in a trade or business as a result of transactions unrelated to the Loan Documents (except to the extent such tax is imposed because of a connection between the Borrower, its agent or any Affiliate and the jurisdiction imposing such a tax), (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e).
          “Existing Credit Agreement” means the Amended and Restated Credit Agreement, dated as of June 16, 2006, as amended, supplemented or otherwise modified through the date hereof, by and among the Borrower, Holdings, the lenders parties thereto, certain agents and arrangers parties thereto, and Bank of America, N.A., as administrative agent thereunder.
          “Existing Letters of Credit” means the letters of credit listed on Schedule II.
          “Extended Term Loans” means term loans into which the Bridge Loans shall, subject to the provisions of Section 2.03, automatically convert on the Initial Maturity Date, which term loans shall then (a) mature on the Final Maturity Date, (b) be evidenced by Extended Term Loan Notes if such notes are requested by any Lenders, (c) be governed by the provisions of this Agreement with respect to the Bridge Facility and (d) shall have the same other terms as the Bridge Loans, in each case except as expressly provided otherwise herein, including as to interest rate.
          “Extended Term Loan Notes” means notes evidencing the Extended Term Loans, in substantially the form of Exhibit B-2 hereto.
          “Extension Date” has the meaning specified in Section 2.03(b).
          “FCC” has the meaning specified in the introductory paragraphs hereto.
Project Leap Bridge Credit Agreement

          “FCC Licenses” means broadband personal communications service licenses, advanced wireless services licenses or other licenses for the provision of wireless telecommunications services or operation of wireless telecommunications systems issued by the FCC from time to time.
          “FCC Rules” means rules, regulations, orders and public notices of the FCC (including, without limitation, the provisions of 47 C.F.R. Section 1.2109).
          “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to CNAI on such day on such transactions as determined by the Administrative Agent.
          “Fee Letters” means, collectively, (a) the Bridge Engagement Letter, dated July 31, 2006, among Holdings, the Borrower, CNAI, CGMI and GSCP and (b) the Bridge Fee Letter dated August 8, 2006 among Holdings, the Borrower, CGMI, Goldman, Sach & Co., Banc of America Bridge LLC, Deutsche Bank AG and Morgan Stanley Senior Funding, Inc.
          “Final Maturity Date” has the meaning set forth in Section 2.03(d).
          “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
          “Formation Agreement” means the Formation Agreement dated as of May 10, 2006 between the Borrower and Denali Spectrum Manager, LLC, as amended from time to time in accordance with Section 7.12 of the Existing Credit Agreement.
          “FRB” means the Board of Governors of the Federal Reserve System of the United States, or any successor thereto.
          “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.
          “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
          “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative,
Project Leap Bridge Credit Agreement

judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
          “Granting Lender” has the meaning specified in Section 10.06(i).
          “GSCP” means Goldman Sachs Credit Partners L.P.
          “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee within the meaning of clause (a) of this definition shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The amount of any Guarantee within the meaning of clause (b) of this definition shall be deemed to be an amount equal to the lesser of (x) the amount of the Indebtedness or other obligation secured by such Lien and (y) the value of the assets subject to such Lien. The term “Guarantee” as a verb has a corresponding meaning.
          “Guarantors” means, collectively, Holdings, the Subsidiaries of the Borrower listed on Schedule I and each other Subsidiary of Holdings that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12.
          “Guaranty” means, collectively, (a) the Parent Guaranty made by Holdings in favor of the Lenders, in substantially the form of Exhibit D-1, and (b) the Subsidiary Guaranty made by the Guarantors (other than Holdings) in favor of the Lenders, substantially in the form of Exhibit D-2 (the “Subsidiary Guaranty”), together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.
          “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
          “Holdings” has the meaning specified in the heading hereof.
          “Increase Effective Date” has the meaning specified in Section 2.13(d).
          “Incremental Increase” has the meaning specified in Section 2.13(d).
Project Leap Bridge Credit Agreement

          “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
     (b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
     (c) net obligations of such Person under any Swap Contract, other than a Permitted Equity Forward;
     (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 180 days after the date on which the invoice in respect of such trade payable was received);
     (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (provided, that if recourse to such Person for such indebtedness is limited to the property or assets subject to such Lien, then such indebtedness shall constitute Indebtedness of such Person solely to the extent of the lower of (i) the amount of the indebtedness secured by such Lien and (ii) the value of the property and assets subject to such Lien);
     (f) all Attributable Indebtedness;
     (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of (i) any Equity Interest in such Person or any other Person or (ii) any warrant, right or option to acquire such Equity Interest, excluding in each case any such obligations to the extent that such obligations by their terms permit satisfaction in full in common Equity Interests or Qualified Preferred Stock (or any combination thereof) of Holdings (including Permitted Equity Forwards), valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
     (h) all Guarantees of such Person in respect of any of the foregoing, other than Permitted Debt Put Rights.
          For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or limited partnership in which such Person is a limited partner) in which such Person is a general partner or a joint venturer, unless such Indebtedness is non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. From and after the occurrence of the discharge of the indenture under which the Existing Notes were issued, the principal amount of the Existing Notes and the accrued interest in respect thereof shall not constitute “Indebtedness” hereunder.
          “Indemnified Taxes” means Taxes other than Excluded Taxes.
Project Leap Bridge Credit Agreement

          “Indemnitees” has the meaning specified in Section 10.04(b).
          “Information Memorandum” means any information memorandum, in form and substance reasonably satisfactory to the Borrower, used by the Lead Arrangers based on information provided by Holdings and the Borrower in connection with any syndication of the Commitments or Loans, as supplemented or updated, in form and substance reasonably satisfactory to the Borrower, by or with the consent of the Lead Arrangers.
          “Initial Closing Date” means the first date on which all the conditions precedent in Section 4.02 are satisfied or waived in accordance with Section 10.01 and the initial Bridge Loans hereunder are made; provided that such date shall be no later than the earlier of (a) the date of required 20% down payment to the FCC by Cricket Reauction or Denali License with respect to any Successful Auction or any date selected by the Borrower up to five (5) Business Days prior to such date of required payment, and (b) March 31, 2007; provided further that, if the Borrower has not delivered a Request for Credit Extension on or prior to the date of the required 20% down payment to the FCC by Cricket Reauction or Denali License with respect to a Successful Auction, such date of required payment shall be deemed to be the “Initial Closing Date” for all purposes hereunder.
          “Initial Demand Date” has the meaning specified in Section 2.14(b).
          “Initial Maturity Date” means the date which is the first anniversary of the Initial Closing Date.
          “Initial Rate” means a rate per annum equal to the interest rate borne by the Bridge Loans on the day immediately preceding the Initial Maturity Date plus 50 basis points.
          “Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Initial Maturity Date of any Bridge Loans and the Final Maturity Date of any Extended Term Loans, and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Initial Maturity Date of any Bridge Loans and the Final Maturity Date of any Extended Term Loans.
          “Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two or three months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:
     (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
     (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
     (iii) no Interest Period applicable to any Bridge Loan shall extend beyond the Initial Maturity Date, and no Interest Period for any Extended Term Loan shall extend beyond the Final Maturity Date.
Project Leap Bridge Credit Agreement

          “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, or purchase or other acquisition of any other debt or equity participation or interest in, another Person and any and all Guarantees of a Qualified Designated Entity, a Joint Venture Entity or a Disqualified Subsidiary or assumptions of debt of a Qualified Designated Entity, a Joint Venture Entity or a Disqualified Subsidiary, including without limitation a Permitted Guarantee, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
          “IP Rights” has the meaning specified in Section 5.17.
          “IRS” means the United States Internal Revenue Service.
          “Joint Venture Entity” means (a) a corporation, partnership, joint venture, limited liability company or other business entity in which Holdings or any of its Subsidiaries makes any Investment as permitted by Section 7.03(k) of the Existing Credit Agreement or 7.03(o) of the Existing Credit Agreement, of which more than zero percent but less than 100% of the shares of securities or other ownership interests having ordinary voting power for the election of directors, managers or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are owned by Holdings or any of its Subsidiaries or (b) any wholly-owned Subsidiary of any corporation, partnership, joint venture, limited liability company or other business entity referred to in clause (a) above; provided, however, that any entity that was a Subsidiary of the Borrower on July 22, 2005 shall not be included in the term “Joint Venture Entity.”
          “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of, any Governmental Authority, in each case having the force of law.
          “Lead Book Runners” means, collectively, CGMI and GSCP in their capacities as Lead Book Runners for the Bridge Facility.
          “Lead Arrangers” means, collectively, CGMI and GSCP in their capacities as Lead Arrangers for the Bridge Facility.
          “Legal Maximum Rate” has the meaning specified in Section 10.09.
          “Lender” has the meaning specified in the heading hereof.
          “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
          “LIBO Rate” has the meaning set forth in the definition of Eurodollar Rate.
          “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including
Project Leap Bridge Credit Agreement

any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
          “Loan Documents” means, collectively, for purposes of this Agreement and the Notes and any amendment, supplement or other modification hereof or thereof and for all other purposes, (a) this Agreement, (b) the Notes, (c) the Guaranty and (d) the Fee Letters.
          “Loan Parties” means, collectively, the Borrower and each Guarantor.
          “Loans” means Bridge Loans or Extended Term Loans, as the context may require.
          “Material Adverse Effect” means a material adverse effect upon (a) the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of Holdings and its Subsidiaries, taken as a whole; (b) the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents; (c) the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents; or (d) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
          “Material Contract” means, with respect to any Person, each contract to which such Person is a party for which breach could reasonably be expected to have a Material Adverse Effect.
          “Maximum Rate” means a rate equal to 9.75% per annum, provided that (a) if the Borrower elects to retain any Net Cash Proceeds of a Permitted Equity Forward in accordance with the last sentence of Section 2.04(b)(i) (other than amounts in excess of the amounts the Borrower is required to prepay under Section 2.04(b)(i)(y)), then such rate shall be adjusted automatically on the date of such notice of election, to 10.25% per annum, (b) if the aggregate principal amount of the Bridge Loans exceeds $950,000,000 as of the Initial Demand Date, such rate shall be adjusted upwards by an additional 0.50%, and (c) such rate may also be exceeded as a result of the application of the Default Rate as set forth in Section 2.07(c).
          “Measurement Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of Holdings ending on or prior to such date.
          “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
          “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
          “Net Cash Proceeds” means:
     (a) with respect to any Disposition by any Loan Party or any of its Subsidiaries (other than a Disqualified Subsidiary), the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), together with any premium or penalty and interest payable with respect thereto, (B) the reasonable and customary out-of-pocket
Project Leap Bridge Credit Agreement

fees and expenses incurred by such Loan Party or such Subsidiary in connection with such transaction (including without limitation legal, accounting, title and transfer and recording tax expenses, commissions, and any expenses incurred in preparing the relevant property for sale), (C) income taxes paid or reasonably estimated to be actually payable within two years of the date of the receipt of such proceeds as a result of any gain recognized in connection therewith, (D) the aggregate amount of reserves taken by Holdings or any of its Subsidiaries in accordance with GAAP against indemnification obligations incurred in connection with such Disposition, and (E) the aggregate of all amounts required to be paid to the lenders under the Existing Credit Agreement; and
     (b) with respect to the incurrence or issuance of any Indebtedness (including under convertible instruments) and the issuance of any Equity Interests or Qualified Preferred Stock by Holdings or any of its Subsidiaries (other than a Disqualified Subsidiary), in each case other than to a Loan Party, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the sum of (A) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket fees and expenses, incurred by Holdings or such Subsidiary (other than a Disqualified Subsidiary) in connection therewith, and (B) solely in the case of the incurrence or issuance of any Indebtedness, which Indebtedness is not permitted to be incurred or issued pursuant to Section 7.02(a)(i) or (ii) of the Existing Credit Agreement, the aggregate of all amounts required to be paid to the lenders under the Existing Credit Agreement.
          “Non-Financial Entity” has the meaning specified in Section 10.06(a).
          “Note” means a Bridge Note or Extended Term Loan Note, as the context may require.
          “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue under the terms of the Loan Documents after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.
          “Oregon Entity” means (a) any Qualified Designated Entity or Joint Venture Entity in which Holdings or any of its Subsidiaries makes an Investment and that holds (either itself or through one or more Subsidiaries) any wireless license for, or operates (either itself or through one or more Subsidiaries) a wireless telecommunications business in, one or more markets in the State of Oregon which in any event shall include the Portland, Oregon market or (b) any wholly-owned Subsidiary of a Person referred to in clause (a) above that is engaged in any business or activity referred to in clause (a) above.
          “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement
Project Leap Bridge Credit Agreement

of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
          “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
          “Participant” has the meaning specified in Section 10.06(e).
          “PBGC” means the Pension Benefit Guaranty Corporation.
          “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
          “Permitted ANB Unsecured Investment” means any of:
     (a) any Disposition permitted under any of Sections 7.05(n), 7.05(o), 7.05(p) and 7.05(q) of the Existing Credit Agreement that constitutes an Investment, to the extent that the aggregate amount of all such Investments does not exceed $10,000,000 outstanding at any time,
     (b) any Investment of the type permitted by clause (y) of Section 7.03(l) of the Existing Credit Agreement,
     (c) any Investment of the type permitted by clause (z) of Section 7.03(l) of the Existing Credit Agreement,
     (d) any Permitted Guarantee with respect to obligations of ANB 1 or ANB 1 License, and
     (e) one or more Investments in ANB 1 or ANB 1 License that in the aggregate do not exceed $13,500,000 at any time.
          “Permitted Bridge Debt” has the meaning set forth in the Existing Credit Agreement.
          “Permitted Debt Put Rights” means obligations to purchase, make any payment in respect of, or otherwise satisfy Indebtedness of a Qualified Designated Entity or a Joint Venture Entity to a third party to the extent that such obligations are by their terms capable of being satisfied in full with common Equity Interests of Holdings or Qualified Preferred Stock (or any combination thereof) (and such third party has acknowledged that it has no other recourse to Holdings and its Subsidiaries in respect of such obligations).
          “Permitted Equity Forward” means a forward sale by Holdings of its common stock so long as the terms of such transaction permit settlement thereof in full in common stock of Holdings (or any successor) or any securities of a successor received in consideration for common stock of Holdings,
Project Leap Bridge Credit Agreement

and at the time Holdings enters into such transaction, no Default has occurred and is continuing or would result therefrom.
          “Permitted Equity Forward Effective Date” means the date a Permitted Equity Forward becomes effective in accordance with the terms thereof and all conditions to effectiveness with respect thereto have been satisfied or waived.
          “Permitted Guarantees” means (a) one or more Guarantees or assumptions of Indebtedness or other liabilities or obligations of Joint Venture Entities, Qualified Designated Entities or Disqualified Subsidiaries (including ANB Entities) that are otherwise permitted under Section 7.03(k) of the Existing Credit Agreement, Section 7.03(l) of the Existing Credit Agreement, Section 7.03(n) of the Existing Credit Agreement or Section 7.03(o) of the Existing Credit Agreement, in an aggregate amount not in excess of $40,000,000 at any time, (b) Excluded Assumed Liabilities, (c) Permitted Debt Put Rights and (d) Permitted Make-Whole Obligations.
          “Permitted Make-Whole Obligations” means liabilities or obligations of a Loan Party (x) to pay bid withdrawal penalties, license default penalties or unjust enrichment payments to the FCC on behalf of a Qualified Designated Entity or any of its Subsidiaries in the event of a failure by a Loan Party to fund its required equity contributions to such Qualified Designated Entity or to make required loans to such Qualified Designated Entity or its Subsidiaries which causes such Qualified Designated Entity or any of its Subsidiaries to be or become in default under FCC Rules and thereby to lose licenses as to which such Qualified Designated Entity or any of its Subsidiaries was the winning bidder or (y) to co-investors in a Qualified Designated Entity to make such co-investor whole for the return of its capital contribution plus the agreed fixed return over the period elapsed or liquidated damages, in the event of any of (i) a failure by a Loan Party to fund its required equity contributions to such Qualified Designated Entity or to make required loans to such Qualified Designated Entity or its Subsidiaries which causes such Qualified Designated Entity or any of its Subsidiaries to be or become in default under FCC Rules and thereby to lose licenses as to which such Qualified Designated Entity or any of its Subsidiaries was the winning bidder, (ii) a cancellation of the relevant FCC auction or if the results of the auction are dismissed due to a failure to meet the FCC’s aggregate reserve price applicable to such auction, (iii) a failure by such Qualified Designated Entity or its Subsidiaries to timely submit all applications for licenses for which it was the winning bidder as a result of action or inaction by a Loan Party, (iv) a dismissal by the FCC of such Qualified Designated Entity’s or its Subsidiary’s applications for licenses for which it was the winning bidder, (v) a cancellation of the FCC Licenses for which such Qualified Designated Entity or its Subsidiaries was the winning bidder and which were granted to, and were still held by, such Qualified Designated Entity or its Subsidiaries, or (vi) such Qualified Designated Entity’s or its Subsidiaries’ not bidding in the relevant FCC auction or not becoming a winning bidder therein; provided, that the aggregate Permitted Make-Whole Obligations described in clause (y) above shall in no event exceed $200,000,000 at any time.
          “Permitted QDE Unsecured Investment” means any of:
     (a) any Disposition permitted under any of Sections 7.05(r) of the Existing Credit Agreement, 7.05(s) of the Existing Credit Agreement, 7.05(t) of the Existing Credit Agreement, 7.05(u) of the Existing Credit Agreement and 7.05(v) of the Existing Credit Agreement that constitutes an Investment, to the extent that the aggregate amount of all such Investments does not exceed $10,000,000 outstanding at any time,
     (b) any Investment of the type permitted by clause (y) of Section 7.03(n) of the Existing Credit Agreement,
Project Leap Bridge Credit Agreement

     (c) any Investment of the type permitted by clause (z) of Section 7.03(n) of the Existing Credit Agreement,
     (d) any Permitted Guarantee with respect to obligations of a Qualified Designated Entity, and
     (e) one or more other Investments (other than Guarantees of Indebtedness for borrowed money) in Qualified Designated Entities that in the aggregate do not exceed $10,000,000 at any time.
          “Permitted Unsecured Debt” means unsecured Indebtedness of Holdings or the Borrower that (a) matures no earlier than the date which is six months after the maturity date in respect of the Term B Facility under the Existing Credit Agreement, (b) has no amortization (other than the following mandatory prepayment or redemption provisions: change of control on terms no more restrictive than the terms of the Existing Credit Agreement and asset sale and excess proceeds prepayments or redemptions that are subject in all respects to the prior payment of the Obligations (as defined in the Existing Credit Agreement) pursuant to the terms of the Existing Credit Agreement (or, in the case of high yield debt or convertible debt, customary high yield or convertible (as applicable) change of control and asset sale mandatory prepayments for issuers in similar lines of business of similar credit quality)) and (c) contains covenants, defaults and similar provisions no less favorable to Holdings and its Subsidiaries or the lenders under the Existing Credit Agreement in any material respect than the terms of the Existing Credit Agreement (or, with respect to high yield debt or convertible debt, customary high yield (or convertible, as the case may be) terms for issuers in similar lines of business of similar credit quality), so long as, after giving pro forma effect to the incurrence of such Indebtedness, (y) no Default shall have occurred and be continuing and (z) Holdings and its Subsidiaries (including any Qualified Designated Entities and Joint Venture Entities that are required under GAAP to be consolidated with Holdings and its Subsidiaries) shall be in Pro Forma Compliance with the Senior Secured Leverage Covenant.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
          “Plan of Reorganization” means the Fifth Amended Joint Plan of Reorganization of Holdings and its Subsidiaries dated July 30, 2003.
          “Pro Forma Compliance” means, with respect to the Senior Secured Leverage Covenant, compliance with such covenant determined on the basis of the most recently ended Measurement Period for which financial information has been delivered to the Administrative Agent pursuant to Section 6.01(a) or (b), calculated as though the relevant Indebtedness had been created, incurred, issued or assumed or Investment made as of the first day of such Measurement Period and, in the case of any creation, incurrence, issuance or assumption of Indebtedness, as though any Indebtedness that will be repaid with the proceeds of such Indebtedness had been so repaid or refinanced as of the first day of such Measurement Period.
          “QDE Credit Documents” has the meaning specified in Section 7.03(n) of the Existing Credit Agreement.
Project Leap Bridge Credit Agreement

          “Qualified Designated Entity” means (a) a Person that, at the time of the making of the initial Investment by a Loan Party in such Person, holds or is intended to hold, whether directly or indirectly through one or more Subsidiaries, one or more FCC Licenses as, or is eligible to participate in an FCC auction or auctions for FCC Licenses and/or purchase of FCC Licenses or spectrum in an after-market therefor from time to time as, a “Designated Entity,” “Entrepreneur,” “Small Business,” or “Very Small Business,” as those terms are defined under FCC rules and regulations as in effect at the time of the making of such Investment or (b) a wholly-owned subsidiary of a Person referred to in clause (a) above; provided, however, that no such Person controlled by Holdings or any of its Subsidiaries shall be a Qualified Designated Entity. Unless otherwise specified, as used herein the term “Qualified Designated Entity” shall include the ANB Entities, Denali License and Denali Spectrum.
          “Qualified Designated Entity Agreements” means all written agreements governing Investments by Holdings and its Subsidiaries in Qualified Designated Entities and all written agreements governing material transactions and business relationships between Holdings and its Subsidiaries, on the one hand, and any Qualified Designated Entity or member thereof, on the other, including, without limitation, limited liability company agreements, partnership agreements, management services agreements, license agreements, and agreements governing loans made to, and commitments to lend to or invest in, a Qualified Designated Entity (including for the avoidance of doubt the ANB Credit Documents, the ANB Equity Documents and all QDE Credit Documents).
          “Qualified Preferred Stock” means preferred stock of Holdings that (a) has no mandatory redemption feature exercisable on a date earlier than 180 days after the maturity date in respect of the Term B Facility under the Existing Credit Agreement, (b) has no requirements for the payment in cash of dividends or other distributions on a date earlier than 180 days after the maturity date in respect of the Term B Facility provided under the Existing Credit Agreement, and (c) contains covenants, if any, no more restrictive than those customarily found in a high-yield debt offering.
          “Register” has the meaning specified in Section 10.06(d).
          “Registered Exchange Offer” has the meaning set forth in Section 2.14(d).
          “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
          “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
          “Request for Credit Extension” means with respect to a Borrowing, conversion or continuation of Bridge Loans, a Committed Loan Notice.
          “Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) aggregate principal amount of all Loans and (b) aggregate unused Commitments; provided that the unused Commitment of, and the portion of the aggregate principal amount of all Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
          “Responsible Officer” means any of the chief executive officer, president, chief financial officer, chief operations officer, treasurer, assistant treasurer or controller of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part
Project Leap Bridge Credit Agreement

of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
          “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or on account of any option, warrant or other right to acquire any such dividend or other distribution or payment.
          “Revolver Maintenance Covenants” means the covenants contained in each of Sections 7.10(a), 7.10(b) and 7.10(d) of the Existing Credit Agreement.
          “Revolving Facility Covenant” means any term, covenant or agreement contained in any of Section 7.02(b) of the Existing Credit Agreement or Section 7.06(b) of the Existing Credit Agreement or any Revolver Maintenance Covenant.
          “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.
          “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
          “Second Closing Date” means the date on which all the conditions precedent set forth in Section 4.03 are satisfied or waived in accordance with Section 10.01 and a borrowing of Bridge Loans is made; provided that such date shall be no later than the earlier of (a) the date required for the full remaining balance (after giving effect to payments theretofore made to the FCC, including on the First Closing Date) payable to the FCC by Cricket Reauction or Denali License or both of them with respect to a Successful Auction or any date selected by the Borrower up to five (5) Business Days prior to such date of required payment and (b) March 31, 2007.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Securities Offering” has the meaning set forth in Section 2.14(a).
          “Senior Secured Leverage Covenant” means the covenant contained in Section 7.10.
          “Senior Secured Leverage Covenant Compliance Certificate” means a certificate in substantially the form of Exhibit F hereto.
          “Shelf Registration Statement” has the meaning set forth in Section 2.14(d).
          “Significant Subsidiary” means, at any date of determination, any (a) Subsidiary of Holdings that individually has or (b) group of Subsidiaries of Holdings that in the aggregate has, with respect to each of clause (a) or (b), revenues, assets or earnings in an amount equal to at least 5% of (i) the consolidated revenues of Holdings and its Subsidiaries (including any Qualified Designated Entities and Joint Venture Entities that are required under GAAP to be consolidated with Holdings and its Subsidiaries) for the most recently completed Measurement Period for which the Lenders have received financial statements of Holdings and its Subsidiaries pursuant to Sections 6.01(a) and (b), (ii) the
Project Leap Bridge Credit Agreement

consolidated assets of Holdings and its Subsidiaries (including any Qualified Designated Entities and Joint Venture Entities that are required under GAAP to be consolidated with Holdings and its Subsidiaries) as of the last day of the most recently completed Measurement Period for which the Lenders have received financial statements of Holdings and its Subsidiaries pursuant to Section 6.01(b), or (iii) the consolidated net earnings of Holdings and its Subsidiaries (including any Qualified Designated Entities and Joint Venture Entities that are required under GAAP to be consolidated with Holdings and its Subsidiaries) for the most recently completed Measurement Period for which the Lenders have received financial statements of Holdings and its Subsidiaries pursuant to Sections 6.01(a) and (b), respectively, in each case determined in accordance with GAAP for such period.
          “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
          “SPC” has the meaning specified in Section 10.06(i).
          “Specified Covenants” means the covenants set forth on Schedule 4.02.
          “Specified Representations” means the representations and warranties set forth on Schedule 4.02.
          “Stock-Pay Obligations” means (a) a commitment to purchase Equity Interests in a Qualified Designated Entity or a Joint Venture Entity (including by way of a put obligation) or otherwise to fund a Qualified Designated Entity or a Joint Venture Entity to the extent that such commitment is permitted to be satisfied in full with common Equity Interests of Holdings or Qualified Preferred Stock (or any combination thereof) without any cash make-whole or similar payments or other cash payments, (b) the purchase of Equity Interests in a Qualified Designated Entity or a Joint Venture Entity (including by way of a put obligation) or other funding of a Qualified Designated Entity or a Joint Venture Entity, to the extent that such purchase or funding is effected with common Equity Interests of Holdings or Qualified Preferred Stock (or any combination thereof) or (c) a Permitted Debt Put Right or a purchase or other payment in respect of Indebtedness of a Qualified Designated Entity or a Joint Venture Entity to the extent that such purchase or other payment is effected with common Equity Interests of Holdings or Qualified Preferred Stock (or any combination thereof) pursuant thereto.
          “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which shares of securities or other ownership interests having ordinary voting power for the election of a majority of the directors, managers or other members of its governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. All references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings (unless otherwise specified), but shall exclude (a) the Excluded Subsidiaries, (b) until such time as Holdings beneficially owns, directly or indirectly, shares of securities or other ownership interests having the power
Project Leap Bridge Credit Agreement

to elect a majority of the directors, managers or other members of its governing body (other than securities or interests having such power only by reason of the happening of a contingency) of an ANB Entity, such ANB Entity and (c) until such time as Holdings beneficially owns, directly or indirectly, 100% of the Equity Interests of a Joint Venture Entity, Qualified Designated Entity or former Qualified Designated Entity in which Holdings or any of its Subsidiaries makes any Investment pursuant to Section 7.03(k) of the Existing Credit Agreement, Section 7.03(n) of the Existing Credit Agreement or Section 7.03(o) of the Existing Credit Agreement, each such Joint Venture Entity, Qualified Designated Entity or former Qualified Designated Entity.
          “Subsidiary Guarantor” means each Domestic Subsidiary of the Borrower that is party to the Subsidiary Guaranty.
          “Subsidiary Guaranty” has the meaning specified in the definition of “Guaranty”.
          “Substitute Notes” has the meaning set forth in Section 2.14(d).
          “Successful Auction” means either Cricket Reauction or Denali License or both of them is the Winning Bidder for one or more FCC Licenses pursuant to Auction 66.
          “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
          “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
          “Syndication Agent” means GSCP, in its capacity as syndication agent under any of the Loan Documents.
          “Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all Obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.
Project Leap Bridge Credit Agreement

          “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
          “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
          “Third Closing Date” means the date on which all the conditions precedent set forth in Section 4.04 are satisfied or waived in accordance with Section 10.01 and a borrowing of Bridge Loans is made; provided that such date shall be no later than the earlier of (a) 15 days after the occurrence of the Second Closing Date and (b) March 31, 2007.
          “Threshold Amount” means $25,000,000.
          “Total Outstandings” means, at any time, the aggregate outstanding principal amount of all Loans and Exchange Notes at such time.
          “Transaction” means, collectively, (a) the Bridge Facility, (b) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party and (c) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.
          “Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
          “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, as determined using the most recent actuarial value of the Plan prepared in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
          “United States” and “U.S.” mean the United States of America.
          “U.S. Loan Party” means any Loan Party that is organized under the laws of one of the states of the United States of America and that is not a CFC.
          “Winning Bidder” means a Person who is the winning bidder in Auction 66 for an FCC License (a) as set forth in the FCC’s post- Auction 66 public notice identifying Auction 66 winning bidders or (b) by virtue of having accepted the FCC’s offer of an FCC license for the amount of its final Auction 66 bid therefor following the default of the winning bidder for that FCC License described in clause (a) of this definition
          1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
     (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and
Project Leap Bridge Credit Agreement

“including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (vii) the words “knowledge” or “knows,” when used with respect to any Loan Party, means (A) the actual knowledge of a Responsible Officer of such Loan Party and (B) knowledge that would be obtained by a Responsible Officer of such Loan Party exercising customary diligence, (viii) the words “in all material respects” or words of similar import when used herein with respect to the truth or correctness of representations and warranties mean, with respect to any representation that is by its terms qualified as to materiality, in all respects, and with respect to any representation that is by its terms not qualified as to materiality, in all material respects and (ix) the components of the definition of “Solvent” and “Solvency” set forth herein shall be construed in accordance with applicable state fraudulent conveyance laws and with Section 548 of the Bankruptcy Code of the United States.
     (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
     (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
          1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
          (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the
Project Leap Bridge Credit Agreement

Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
          1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
          1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
          1.06 Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by CNAI in New York at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in U.S. dollars with such other currency.
ARTICLE II
THE COMMITMENTS AND LOANS/EXCHANGE PROCEDURES
          2.01 The Bridge Loans. Subject to the terms and conditions hereof, on up to three occasions during the Availability Period, comprising the Initial Closing Date, the Second Closing Date and the Third Closing Date, respectively, each Lender severally agrees to make Bridge Loans to the Borrower, provided that the Bridge Loans made by each Lender shall not exceed the unused amount of such Lender’s Commitment at such time and the aggregate principal amount of the Bridge Loans made by all the Lenders shall not exceed, in any event, $850,000,000 (subject to increase pursuant to Section 2.13 and reduction in accordance with Section 2.05). The Borrowing shall consist of Bridge Loans made simultaneously by the Lenders in accordance with their respective Commitments. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed. Bridge Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
          2.02 Borrowings, Conversions and Continuations of Bridge Loans. (a) Each Borrowing shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:00 p.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a borrowing of Bridge Loans or a conversion of Bridge Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be
Project Leap Bridge Credit Agreement

borrowed, converted or continued, (iv) the Type of Bridge Loans to be borrowed or to which existing Bridge Loans are to be converted and (v) with respect to Eurodollar Rate Loans, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Bridge Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Bridge Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
          (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the Bridge Facility of the Bridge Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). Each Lender shall make the amount of its Bridge Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Article IV, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of CNAI with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
          (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Bridge Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.
          (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in CNAI’s base rate used in determining the Base Rate promptly following the public announcement of such change.
          (e) After giving effect to all Borrowings, all conversions of Bridge Loans from one Type to the other, and all continuations of Bridge Loans as the same Type, there shall not be more than eight (8) Interest Periods in effect in respect of the Bridge Facility.
          (f) Anything in this Section 2.02 to the contrary notwithstanding, the Borrower may not select Eurodollar Rate Loans for the initial Bridge Loans hereunder.
          2.03 Repayment of Bridge Loans; Option to Convert Into Extended Term Loans. (a) Initial Maturity Date. Except as set forth in Section 2.03(b) below, the Borrower shall repay to the Administrative Agent for the ratable account of the Lenders the aggregate outstanding principal amount of the Bridge Loans on the Initial Maturity Date.
          (b) Extended Term Loans. Subject to the terms and conditions hereof and the satisfaction of the conditions set forth in Section 2.03(c), each Lender severally agrees, if the Bridge Loans have not been repaid in full on the Initial Maturity Date, that the then outstanding principal amount of its Bridge Loan shall automatically be converted into an Extended Term Loan to the Borrower on the Initial Maturity Date (and if such conversion occurs the Initial Maturity Date shall also be referred to
Project Leap Bridge Credit Agreement

hereunder as the “Extension Date”), in an aggregate principal amount equal to the then outstanding principal amount of the Bridge Loan of such Lender, and such conversion, if effected, shall satisfy the payment requirements of Section 2.03(a).
          (c) Conditions to Conversion. The automatic conversion of the Bridge Loans to Extended Term Loans on the Extension Date shall be subject to the following, and only the following, conditions precedent:
     (i) No proceeding of the type described in Section 8.01(f) shall have occurred with respect to Holdings, the Borrower or any Significant Subsidiary; and
     (ii) All payments of all amounts due and payable to the Lenders under the Loan Documents shall have been paid in full in cash.
          (d) Final Maturity Date. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders the aggregate outstanding principal amount of the Extended Term Loans on December 17, 2013 (such date, the “Final Maturity Date”).
          (e) Treatment. Extended Term Loans shall, except to the extent otherwise expressly provided for herein, be treated the same as Bridge Loans (including for purposes of conversions and continuations in accordance with Section 2.03), except that the affirmative covenants, negative covenants and defaults applicable thereto shall be modified to be substantially similar to the correlative provisions contained in the Exchange Indenture.
          (f) Extended Term Loan Notes; Exchange Indenture. (i) The Borrower shall deliver to any Lender requesting the same an Extended Term Loan Note executed by the Borrower in favor of each Lender so requesting such Note on the Extension Date.
     (ii) Holdings and the Borrower and a trustee reasonably selected by the Lead Arrangers and reasonably acceptable to the Borrower shall enter into an Exchange Indenture with respect to the Exchange Securities (and the Guarantors shall have entered into related guarantees substantially in the form of the Guaranty) on the Extension Date.
          (g) Exchange of Extended Term Loans for Exchange Securities. (i) On any Business Day on or after the Extension Date (if any), any Lender may elect to exchange all or any portion of its Extended Term Loan for one or more Exchange Securities by giving not less than three Business Days’ prior irrevocable written notice to the Borrower, the Administrative Agent and the trustee under the Exchange Indenture, specifying the principal amount of its Extended Term Loan to be exchanged (which shall be at least $1,000,000 and integral multiples of $100,000 in excess thereof), the name of the proposed registered holder and, subject to the terms of the Exchange Indenture, the amount of each Exchange Security requested (each such notice, an “Exchange Notice”); provided, however, that in no event shall the Borrower be obligated to effect such exchange until the aggregate principal amount of the initial Extended Term Loans to be exchanged pursuant to this clause (g) equals or exceeds $50,000,000. Any such exchanging Lender shall deliver its Note, if any, to the Administrative Agent within three Business Days following delivery of an Exchange Notice. Extended Term Loans exchanged for Exchange Securities pursuant to this clause (g) shall be deemed repaid and canceled and the Exchange Securities so issued shall be governed by and construed in accordance with the provisions of the Exchange Indenture. The principal amount of any Exchange Security will equal 100% of the aggregate principal amount of the Extended Term Loan for which it is exchanged.
          (ii) Not later than the fifth Business Day after delivery of an Exchange Notice:
Project Leap Bridge Credit Agreement

     (A) the Administrative Agent shall deliver to the Borrower any original Note delivered to it by the exchanging Lender pursuant to clause (i) above;
     (B) the Borrower shall cancel each Note so delivered to it and, if applicable, the Borrower shall issue a replacement Extended Term Loan Note to such Lender in an amount equal to the principal amount of such Lender’s Extended Term Loan that is not being exchanged, or the Borrower shall make a notation on any surrendered Note to the effect that a portion of the Extended Term Loan represented thereby has been repaid; and
     (C) the Borrower shall deliver the applicable Exchange Securities to the trustee under the Exchange Indenture, for authentication and delivery to the holder or holders thereof specified in the Exchange Notice.
     (iii) Each Exchange Security issued pursuant to this clause (g) shall bear interest at a rate equal to the Initial Rate plus the Exchange Spread, not to exceed the Maximum Rate, payable quarterly in arrears; provided, however, that each Lender shall have the option to require that the Exchange Security issued pursuant to this clause (g) bear interest at a fixed rate per annum, at a rate not higher than the then applicable rate of interest as shall be set forth in the Exchange Indenture (thereafter, a “Fixed Rate Exchange Security”). Accrued interest on Extended Term Loans so exchanged shall be paid in full in cash on the date of such exchange. Each Fixed Rate Exchange Security will be non-callable for three years from the Initial Maturity Date (subject to customary equity clawback provisions and make-whole provisions at T+50) and will be callable thereafter at par plus accrued interest and a premium equal to one-half the coupon in effect on the date of the fixing of the interest rate on such Fixed Rate Exchange Security, which premium shall decline ratably on each anniversary of the Initial Maturity Date to zero one year before the maturity of the Fixed Rate Exchange Securities. Each Exchange Security, including each Fixed Rate Exchange Security, shall mature on the Final Maturity Date.
          2.04 Prepayments. (a) Optional. The Borrower may, upon notice to the Administrative Agent (which may be given by telephone if confirmed promptly thereafter in writing), at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 12:00 p.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the Bridge Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Loans pursuant to this Section 2.04(a) shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the Bridge Facility. In the event that the Borrower fails to specify the Type of Loan to which such prepayment shall be applied, prepayment shall be applied first to repay outstanding Base Rate Loans to the fullest extent thereof, and second to repay outstanding Eurodollar Rate Loans, each in a manner which minimizes to the extent possible any amounts payable by the Borrower under Section 3.05.
Project Leap Bridge Credit Agreement

               (b) Mandatory. (i) Upon the issuance by Holdings or any of its Subsidiaries (other than a Disqualified Subsidiary) of any Qualified Preferred Stock or Equity Interests (other than (A) pursuant to the exercise of options, warrants and/or other rights to acquire equity interests by current or former directors, officers, employees or consultants of Holdings or any of its Subsidiaries, (B) any sales or issuances of Equity Interests to a Loan Party, (C) issuances of Equity Interests prior to the Initial Closing Date (other than in connection with Permitted Equity Forwards) (1) to the extent not exceeding $250,000,000 in the aggregate for all such issuances so long as the aggregate principal amount of the Loans does not exceed $600,000,000 and (2) to the extent in an amount greater than the amount by which the aggregate principal amount of the Loans exceeds $600,000,000, and (D) issuances of Equity Interests in connection with Permitted Equity Forwards (1) to the extent not exceeding $250,000,000 in the aggregate for all such issuances so long as the aggregate principal amount of the Loans does not exceed $600,000,000 and (2) to the extent in an amount greater than the amount by which the aggregate principal amount of the Loans exceeds $600,000,000), and after making payments required to be made to the FCC in connection with Auction 66, the Borrower shall prepay ratably an aggregate principal amount of Loans and Exchange Securities equal to 100% of all Net Cash Proceeds received therefrom within two (2) Business Days after receipt thereof by Holdings or such Subsidiary. The Borrower may, by notice in writing to the Administrative Agent received no later than 4 p.m., New York time, on the date which is two (2) Business Days after the Second Closing Date, elect to retain up to $250,000,000 in Net Cash Proceeds of any Permitted Equity Forward which has a Permitted Equity Forward Effective Date prior to the Initial Closing Date and not apply such Net Cash Proceeds to the prepayment of Loans and Exchange Securities, provided that (x) if such election is made and any Bridge Loans remain outstanding on the Initial Demand Date, the Borrower shall immediately thereafter physically settle any Permitted Equity Forward theretofore entered into and issue Equity Interests pursuant to the terms thereof and (y) if such election is not made, the Borrower shall physically settle all or any portion of any Permitted Equity Forward theretofore entered into, issue Equity Interests pursuant to the terms thereof and apply the Net Cash Proceeds thereof ratably to the Loans and Exchange Securities then outstanding, in each case to the extent required to prepay such Loans and Exchange Securities pursuant to Section 2.04(b)(i)(D), within two (2) Business Days after the Second Closing Date.
               (ii) If Holdings or any of its Subsidiaries (other than any of the Excluded Subsidiaries or any Disqualified Subsidiary) Disposes of any property or assets (other than any Disposition of the assets listed on Schedule 2.04 as pending assets sales and any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d), (f), (g), (h), (i)(x), (m), (n), (o), (p), (q), (r), (s), (t), (u), or (v) of the Existing Credit Agreement (but only (1) with respect to Section 7.05(h) of the Existing Credit Agreement, to the extent that Net Cash Proceeds received thereunder do not exceed $10,000,000 in any Fiscal Year and (2) with respect to Section 7.05(c) of the Existing Credit Agreement, to the extent of Net Cash Proceeds from (x) subleases, (y) leases of cellsite towers and (z) other leases that do not exceed in the aggregate for this clause (z) $5,000,000 in any fiscal year)) which in the aggregate results in the realization by any Loan Party or such Subsidiary of Net Cash Proceeds, the Borrower shall, subject to, and if and to the extent permitted under, the Existing Credit Agreement (as it may be modified or waived), prepay an aggregate principal amount of Bridge Loans and the Extended Term Loans and ratably shall offer to repurchase all Exchange Securities, in each case at 100% of all Net Cash Proceeds received therefrom within two (2) Business Days after receipt thereof by any Loan Party or such Subsidiary; provided further, however, that, with respect to any Net Cash Proceeds realized under a Disposition described in this Section 2.04(b)(ii) (other than Net Cash Proceeds in excess of $20,000,000 realized under a disposition permitted under Section 7.05(j) of the Existing Credit Agreement), at the option of the Borrower (as elected by the Borrower in writing to the Administrative Agent no later than two (2) Business Days after the date of such Disposition or the receipt of such insurance proceeds or condemnation awards), and so long as no Event of Default shall have occurred and be continuing, the Borrower may retain all or any portion of such Net Cash Proceeds for reinvestment in operating assets (including, without limitation, FCC Licenses) so long as within twelve (12) months following receipt of
Project Leap Bridge Credit Agreement

such Net Cash Proceeds, (1) a definitive agreement for the purchase of such assets with such proceeds shall have been entered into or, if such proposed replacement asset is an FCC License to be acquired through an FCC auction, Holdings or such Subsidiary or a Qualified Designated Entity partially owned, directly or indirectly, by Holdings or any of its Subsidiaries shall have placed a bid with respect thereto in an FCC auction (in each case, as certified by the Borrower in writing to the Administrative Agent), and (2) such purchase shall have been consummated or such auction bid shall have been successful (as certified by the Borrower in writing to the Administrative Agent); provided further that if, at the end of such twelve (12)-month period, (x) the definitive agreement referred to in clause (1) above has been executed and delivered by the parties thereto and the only conditions remaining to consummation of the transactions contemplated by such agreement are customary conditions to closing which the Borrower reasonably believes will be satisfied on a timely basis, including the receipt of approval from the FCC for transfer of any relevant license, or (y) in the case of an FCC License auction, the relevant auction has not concluded or the auction bid of Holdings, a Subsidiary or a Qualified Designated Entity partially owned, directly or indirectly, by Holdings or a Subsidiary has been successful but the relevant FCC License has not yet been transferred to Holdings, such Subsidiary or such Qualified Designated Entity, then such twelve (12)-month period shall be extended by up to an additional six (6) months; provided further, however, that any Net Cash Proceeds not subject to such definitive agreement or FCC auction within such twelve (12)-month period or so reinvested at the end of such twelve (12)-month period (as extended, if applicable) shall be applied within two (2) Business Days to the ratable prepayment of the Loans and Exchange Securities as set forth in this Section 2.04.
               (iii) Upon the incurrence or issuance by Holdings or any of its Subsidiaries (other than a Disqualified Subsidiary) of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.02(a)(i) or (ii) of the Existing Credit Agreement which does not constitute Permitted Bridge Debt or Permitted Unsecured Debt or arising from borrowings under the Existing Credit Agreement or this Agreement but including convertibles), provided that if the Net Cash Proceeds of any such Indebtedness are used to make payments to the FCC in connection with Auction 66 the Commitments will be deemed to be automatically reduced by an equal amount, the Borrower shall, subject to, and if and to the extent permitted under the Existing Credit Agreement (as it may be modified or waived) (it being understood that the issuance of Permitted Bridge Debt and Permitted Unsecured Debt in an amount not to exceed the aggregate principal amount of the Bridge Loans outstanding from time to time hereunder, and the application of the Net Cash Proceeds thereof to prepayment of the Loans and Exchange Securities, is and shall continue to be so permitted), and after making payments required to be made to the FCC in connection with Auction 66, prepay ratably an aggregate principal amount of Loans and Exchange Securities equal to 100% of all Net Cash Proceeds received therefrom within two (2) Business Days after receipt thereof by Holdings or such Subsidiary.
               (iv) Upon any receipt by Holdings or any of its Subsidiaries of distributions from Denali License or Denali Spectrum (other than for taxes), then, after (A) the payment of up to $50,000,000 of any amounts required to be paid by Cricket Reauction to the FCC in connection with Auction 66 have been paid, and (B) the aggregate of all amounts, if any, required to be paid to the lenders under the Existing Credit Agreement have been paid, the Borrower shall, subject to, and if and to the extent prepayment of Loans and Exchange Securities with such distributions is permitted under, the Existing Credit Agreement (or the Existing Credit Agreement is modified or waived to permit such prepayments with such distributions), ratably prepay the Loans and Exchange Securities with 100% of such distributions, minus any reasonable out-of-pocket fees and expenses incurred by Holdings or any of its Subsidiaries in connection therewith, within two (2) Business Days after receipt thereof by Holdings or such Subsidiary.
               (v) Upon the occurrence of any Change of Control, the Borrower shall, subject to, and if and to the extent permitted under, the Existing Credit Agreement (as it may be modified or
Project Leap Bridge Credit Agreement

waived), prepay all the Loans and offer to repurchase all the Exchange Securities at 100% (or, in the case of any Fixed Rate Exchange Securities, 101%) of the principal amount thereof plus accrued and unpaid interest and all other amounts payable hereunder.
               (vi) With respect to the Type of Loan to be prepaid, each prepayment of Loans pursuant to this Section 2.04(b) shall be applied first to repay outstanding Base Rate Loans to the fullest extent thereof, and second to repay outstanding Eurodollar Rate Loans, each in a manner that minimizes to the extent possible any amounts payable by the Borrower under Section 3.05.
               (vii) Prepayments of the Bridge Facility made pursuant to this Section 2.04(b) shall be applied ratably to the outstanding Bridge Loans and any outstanding Exchange Securities, and after such application the balance may be retained by the Borrower for use in the ordinary course of its business, provided that the Commitments for the Bridge Facility shall be automatically and permanently reduced by the amount of prepayments made as set forth in Section 2.05(b)(ii).
               (viii) For purposes of this Section 2.04 only, each of Denali Spectrum and Denali License shall be deemed to be a “Subsidiary” of Holdings if and to the extent the Existing Credit Agreement permits (or is modified or waived to permit) the prepayment of Loans using the net cash proceeds, if any, received by the Borrower from such entities with respect to the activities set forth in clauses (i) through (iii) of this paragraph if and to the extent engaged in by such entities, in which case the Borrower shall make such prepayment pursuant to Section 2.04(b)(i), (ii) or (iii), as applicable, to the extent of receipt of such net cash proceeds.
               2.05 Termination or Reduction of Commitments. (a) Optional. The Borrower may, upon notice to the Administrative Agent (which may be given by telephone if confirmed promptly thereafter in writing), terminate the unused portions of the Commitment; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 p.m. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce the unused portions of the Commitments between the First Closing Date and the Second Closing Date.
               (b) Mandatory. (i) The aggregate unused Commitments shall be automatically and permanently reduced to zero immediately after the Third Closing Date or the end of the Availability Period, as applicable.
          (ii) The Commitments for the Bridge Facility shall be automatically and permanently reduced (A) on each date on which the prepayment of Bridge Loans outstanding thereunder is required to be made pursuant to Section 2.04 by an amount equal to the amount so prepaid and (B) as set forth in Section 2.04(b)(iii).
               (c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused Commitment under this Section 2.05. Upon any reduction of the unused Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees accrued as of the effective date of any termination of the Commitments shall, insofar as they relate to such terminated Commitments, be paid on the effective date of such termination.
Project Leap Bridge Credit Agreement

               2.06 Repayment of Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders the aggregate principal amount of all Bridge Loans and Extended Term Loans in accordance with Section 2.03.
               2.07 Interest. (a) Bridge Loans. Subject to the provisions of Section 2.07(c), (i) each Eurodollar Rate Loan under the Bridge Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for the Bridge Facility and (ii) each Base Rate Loan under the Bridge Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Bridge Facility.
               (b) Extended Term Loans. Subject to the provisions of Section 2.07(c), Extended Term Loans shall bear interest at the Initial Rate plus the Exchange Spread.
               (c) Other Interest Provisions. (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
               (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
               (iii) Upon the request of the Required Lenders, while any Event of Default in respect of the Bridge Facility exists and is continuing, the Borrower shall pay interest on the principal amount of all outstanding Bridge Loans hereunder, as applicable, at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
               (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
               (v) Notwithstanding the foregoing, at no time will the applicable interest rate for any Loan exceed the Maximum Rate (except through the application of clauses (i), (ii) and (iii) above).
               (d) Interest on each Bridge Loan and Extended Term Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
               2.08 Fees. (a) Ticking Fee. If the Commitments remain available in whole or in part after December 31, 2006, the Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a ticking fee equal to 0.50% per annum on the unused amount of the Commitments as of such date, computed on an average daily basis from and after January 1, 2007 through the end of the Availability Period and payable in full in cash at the end of each month in arrears and at the end of the Availability Period; provided, however, that any ticking fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such ticking fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no ticking fee shall
Project Leap Bridge Credit Agreement

accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The ticking fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met.
               (b) Other Fees. (i) The Borrower shall pay to the Lead Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
          (ii) The Borrower shall pay to the Administrative Agent such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
               2.09 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by clauses (a) or (b) of the definition of “Base Rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
               2.10 Evidence of Debt. (a) The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent (set forth in the Register) shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note (but only to the extent that the Bridge Loans evidenced by such Note are not already evidenced by an existing Note), which shall evidence such Lender’s Bridge Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Bridge Loans and payments with respect thereto.
               (b) In addition to the accounts and records referred to in Section 2.10(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Bridge Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
               2.11 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders
Project Leap Bridge Credit Agreement

to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the Bridge Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.
               (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. Nothing in this Section 2.11(b) shall be deemed to relieve any Lender of its obligation to fulfill its Commitments hereunder or to prejudice any rights that Holdings or its Subsidiaries may have against any Lender as a result of any default by such Lender hereunder.
               (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
               A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
               (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Bridge Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative
Project Leap Bridge Credit Agreement

Agent because the conditions to the applicable Loan set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
               (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Bridge Loan, to purchase its participation or make its payment under Section 10.04(c).
               (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
               (f) Insufficient Payment. Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Applicable Percentage of the principal amount of all Loans outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.
               2.12 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof of the Bridge Facility as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
          (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
          (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).
               Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements
Project Leap Bridge Credit Agreement

may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
               2.13 Increase in Commitments. (a) Request for Increase. Upon reasonable prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), the Borrower may from time to time on or prior to the Initial Closing Date, request an increase in the Commitment by an amount (for all such requests) not exceeding in the aggregate $350,000,000; provided that (i) if an underwritten offering of Equity Interests of Holdings (including in connection with a Permitted Equity Forward) is consummated (which, in the case of a Permitted Equity Forward, shall mean the Permitted Equity Forward Effective Date) prior to the Initial Closing Date, the aggregate increase in the Commitment that the Borrower may request shall not exceed an amount equal to $350,000,000 minus the lesser of (x) $250,000,000 and (y) an amount equal to the product of (A) the net sales price (or, in the case of a Permitted Equity Forward, the initial forward sale price) multiplied by (B) the number of shares of Equity Interests of Holdings sold in such underwritten offering, (ii) there shall not be more than three (3) separate Incremental Increases (as defined below), (iii) no breach of the Specified Representations and no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to any Incremental Increase, (iv) the Borrower shall have certified to the matters set forth in subclause (iii) and to compliance with the conditions set forth in Section 4.02(b) and (c) after giving effect to the funding of the applicable Incremental Increase in a manner reasonably satisfactory to the Administrative Agent, (v) no Lender shall be required to provide any of the financing for any Incremental Increase, although the Lenders shall be invited to participate (at their option) therein, (vi) each Incremental Increase shall be effected pursuant to documentation (including appropriate legal opinions and resolutions) reasonably satisfactory to the Lead Arrangers, such that if any such Incremental Increase shall be on better terms for the lenders thereof, than the terms and conditions of the Bridge Facility, the terms and conditions of the Bridge Facility shall be adjusted to match such terms, and (vii) any additional Lenders shall at least meet the minimum financial criteria set forth on Schedule 2.13 and shall be reasonably satisfactory to the Lead Arrangers only with respect to the ability of such additional lenders to satisfy their funding commitments, such approval (A) not to be unreasonably withheld and (B) to be granted or affirmatively withheld within one Business Day following receipt of notice by the Lead Arrangers of such additional lenders (and if not granted or affirmatively withheld within one Business Day following receipt of such notice, shall be deemed granted without further action on the part of the Lead Arrangers, the Borrower or Holdings). At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than five (5) Business Days from the date of delivery of such notice to the Lenders).
               (b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.
               (c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, and subject to the approval of the Administrative Agent, which approval shall not be unreasonably withheld, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.
               (d) Effective Date and Allocations; Amortization; Technical Amendments. If the Commitment is increased in accordance with this Section, the Administrative Agent and the Borrower
Project Leap Bridge Credit Agreement

shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase (each such allocated increase as to which the Increase Effective Date shall have occurred, an “Incremental Increase”) and the Increase Effective Date. In connection with any increase, this Agreement may be amended in a writing executed and delivered by the Borrower and the Administrative Agent to reflect any technical changes necessary to give effect to such increase in accordance with its terms as set forth herein, but the Incremental Facility shall not be a separate facility from the Bridge Facility but rather shall be part of the Bridge Facility.
               (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of each Holdings and the Borrower, certifying that, before and after giving effect to such increase, (A) the Specified Representations are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (B) no Default exists.
               (f) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.12 or 10.01 to the contrary.
               (g) Pricing Parity. In the event that the Applicable Rate in respect of Bridge Loans made under any Incremental Facility is higher than the Applicable Rate then in effect, then the Applicable Rate in respect of Bridge Loans under the Bridge Facility immediately prior to the Increase Effective Date for the applicable Incremental Facility shall be automatically increased to a rate equal to the Applicable Rate in respect of such Incremental Facility.
               2.14 Take-Out Financing; Securities Demand; Registration Rights.
               (a) The Borrower and Holdings shall use their respective commercially reasonable efforts to consummate, as promptly as practicable following the Second Closing Date, the offering and sale of senior unsecured notes (the “Securities Offering”) in an amount sufficient to repay all principal and other amounts then due or outstanding under this Agreement and the other Loan Documents from the net cash proceeds thereof and, in any event, subject to the conditions set forth in Section 2.14(b), use its best efforts to refinance the Loans and all other amounts due or outstanding under this Agreement in full with the proceeds of the Demand Securities referred to below as promptly as practicable following the Second Closing Date.
               (b) In the event the Securities Offering has not been consummated (or has not generated sufficient net cash proceeds to repay all principal and other amounts due or outstanding under this Agreement), then, at any time and from time to time upon notice (a “Demand Notice”) by the Lead Arrangers commencing on the date which is the earlier of (i) 60 days after the Second Closing Date or (ii) April 30, 2007 (such earlier date, the “Initial Demand Date”), and continuing so that such notice may be given until the close of business on the Extension Date, the Borrower and/or Holdings will sell debt securities in an amount such that the net proceeds thereof are sufficient to repay all amounts outstanding with respect to the Loans or otherwise under this Agreement (collectively, the “Demand Securities”), the proceeds of which shall immediately be applied to refinance all amounts outstanding under the Bridge Facility and otherwise outstanding under this Agreement and to pay all reasonable fees (including reasonable attorneys fees) and expenses related thereto;
Project Leap Bridge Credit Agreement

               (c) Following the Demand Notice, Holdings and/or the Borrower shall accept one or more takeout high yield financings comprising Permitted Unsecured Debt with reasonable and customary covenants and an aggregate weighted average yield not to exceed the Maximum Rate, on the Lead Arrangers’ customary terms, to be agreed by the Lead Arrangers. The Demand Securities (other than any loans) shall be issued pursuant to a private placement or Rule 144A and Regulation S under the Securities Act, as the Lead Arrangers may determine.
               (d) The Borrower (and/or, at the request of the Lead Arrangers, Holdings) will file, within 60 days after the Initial Maturity Date, and will use its best efforts to cause to become effective as soon thereafter as practicable, a shelf registration statement with respect to the Exchange Securities (a “Shelf Registration Statement”) and/or a registration statement relating to a Registered Exchange Offer (as described below). If a Shelf Registration Statement is filed, the Borrower (and/or Holdings) will keep such registration statement effective and available (subject to customary exceptions) until it is no longer needed to permit unrestricted resales of Exchange Securities (but in no event longer than two years from the Initial Maturity Date).
               If within 150 days from the Initial Maturity Date,
          (i) a Shelf Registration Statement for the Exchange Securities has not been declared effective, or
          (ii) the Borrower (and/or Holdings) has not effected an exchange offer (a “Registered Exchange Offer”) whereby the Borrower (and/or Holdings) has offered registered notes having terms identical to the Exchange Securities (the “Substitute Notes”) in exchange for all outstanding Exchange Securities and Extended Term Loans, or
          (iii) the holders of Exchange Securities have not received Substitute Notes through the Registered Exchange Offer that, in the opinion of counsel, would be freely saleable by such holders without registration or requirement for delivery of a current prospectus under the Securities Act (other than a prospectus delivery requirement imposed on a broker-dealer who is exchanging Exchange Securities acquired for its own account as a result of market making or other trading activities) and the Borrower (and/or Holdings) has not made available a Shelf Registration Statement with respect to such Exchange Securities, then the Borrower will pay liquidated damages of $0.192 per week per $1,000 principal amount of Exchange Securities outstanding to holders of such Exchange Securities who are unable freely to transfer Exchange Securities from and including the 151st day after the Initial Maturity Date to but excluding the earlier of the effective date of such Shelf Registration Statement or the date of consummation of such Registered Exchange Offer (such damages to be payable in the form of additional Exchange Securities, if the then interest rate thereon exceeds the cash interest rate cap), payable quarterly. The Borrower will also pay such liquidated damages for any period of time (subject to customary exceptions) following the effectiveness of a Shelf Registration Statement that such Shelf Registration Statement is not available for resales thereunder, payable quarterly. In addition, unless and until the Borrower (and/or Holdings) has consummated the Registered Exchange Offer or caused the Shelf Registration Statement to become effective, the holders of the Exchange Securities will have the right to “piggyback” the Exchange Securities in the registration of any debt securities (subject to customary scale-back provisions) that are registered by the Borrower (and/or Holdings) (other than on a Form S-4 or Form S-8) unless all of the Exchange Securities and Extended Term Loans will be redeemed or repaid from the proceeds of such securities.
Project Leap Bridge Credit Agreement

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
               3.01 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
               (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
               (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
               (d) Evidence of Payments. Within 30 days after the date of any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the information return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
               (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
               Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the
Project Leap Bridge Credit Agreement

request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
          (i) duly completed copies of Internal Revenue Service Form W-8BEN or any successor form claiming eligibility for benefits of an income tax treaty to which the United States is a party,
          (ii) duly completed copies of Internal Revenue Service Form W-8ECI or any successor form certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States,
          (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN (or any successor form) certifying that the Foreign Lender is not a United States Person, or
          (iv) any other form including Internal Revenue Service Form W-8IMY as applicable prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.
               In addition, in each of the foregoing circumstances, each Foreign Lender shall deliver such forms promptly upon the expiration or invalidity of any form previously delivered by such Foreign Lender upon request of the Borrower or Administrative Agent. Each Foreign Lender shall promptly notify the Borrower and Administrative Agent at any time it determines that it no longer satisfies the legal requirements to provide any previously delivered form or certificate to the Borrower (or any other form of certification adopted by the U.S. or other taxing authorities for such purpose).
Each Lender that is a United States person agrees deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Lender is legally entitled to do so), duly completed copies of Internal Revenue Service Form W-9 (or successor form) establishing that the Lender is not subject to U.S. backup withholding tax to the extent reasonably requested by the Borrower or Administrative Agent to evidence an exemption from U.S. backup withholding tax.
               (f) Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund or credit (in lieu of such refund other than a foreign tax credit) of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the
Project Leap Bridge Credit Agreement

Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
               3.02 Illegality. If any Lender determines that any Law or any guideline, directed duty or request of or any agreement with any Governmental Authority (whether or not having the force of law) has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
               3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the LIBO Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Bridge Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke, without any penalty or payment, any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.
               3.04 Increased Costs; Reserves on Eurodollar Rate Loans. (a) Increased Costs Generally. If any Change in Law shall:
          (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate);
          (ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or
Project Leap Bridge Credit Agreement

          (iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender and receipt of a certificate for reimbursement pursuant to Section 3.04(c), the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.
               (b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time upon request by such Lender and receipt of a certificate for reimbursement pursuant to Section 3.04(c) the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
               (c) Certificates for Reimbursement. A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and the basis for calculating such amounts (using any reasonable averaging or attribution methods) and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
               (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6)-month period referred to above shall be extended to include the period of retroactive effect thereof).
               3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
          (a) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Bridge Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
Project Leap Bridge Credit Agreement

          (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Bridge Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by the Borrower; or
          (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged to similarly situated borrowers by such Lender in connection with the foregoing.
               For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the LIBO Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
               3.06 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
               (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.
               3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.
ARTICLE IV
CONDITIONS PRECEDENT
               4.01 Conditions to Effectiveness. The effectiveness of this Agreement is subject to satisfaction or waiver in accordance with Section 10.01 of the following conditions precedent:
               (a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (where applicable), each dated the Effective Date (or, in the case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
Project Leap Bridge Credit Agreement

          (i) executed counterparts of this Agreement and each Guaranty, executed by the Borrower and each Guarantor, respectively, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;
          (ii) a Bridge Note executed by the Borrower in favor of each Lender requesting a Bridge Note;
          (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;
          (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower, Holdings and each of their respective Subsidiaries is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
          (v) a favorable opinion of Latham & Watkins LLP, counsel to the Loan Parties, addressed to each Agent and each Lender, as to the matters set forth in Exhibit E-1 and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;
          (vi) a favorable opinion of Boult, Cummings, Conners & Berry, PLC, local counsel to the Loan Parties in Tennessee, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit E-2 and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;
          (vii) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
          (viii) a certificate signed by a Responsible Officer of Holdings, the statements in which shall be true, certifying (A) that (1) the representations and warranties of the Borrower and each other Loan Party contained in Article V or in any other Loan Document are true and correct in all material respects on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case as of such earlier date and (2) no Default exists, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (C) that Holdings and the Borrower are in compliance with the Existing Credit Agreement;
Project Leap Bridge Credit Agreement

          (ix) certificates attesting to the Solvency of each Loan Party before and after giving effect to the Transaction, from its Chief Financial Officer, in form and substance satisfactory to the Lead Arrangers, together with such other evidence reasonably requested by the Lenders, confirming the solvency of the Borrower and each Guarantor after giving effect to the Transactions;
          (x) a pro forma consolidated balance sheet as to Holdings and its Subsidiaries (including any Qualified Designated Entities and Joint Venture Entities that are required under GAAP to be consolidated with Holdings and its Subsidiaries) as of June 30, 2006 after giving effect to the Transactions, together with a certificate of the chief financial officer of Holdings to the effect that such statements fairly present in all material respects the pro forma financial position of Holdings and its Subsidiaries (including any Qualified Designated Entities and Joint Venture Entities that are required under GAAP to be consolidated with Holdings and its Subsidiaries) in accordance with GAAP, and the Lenders shall be satisfied that such balance sheets are not materially inconsistent with the forecasts previously provided to the Lenders. In addition, the Borrower shall have delivered the most recent consolidated projections for Holdings and its Subsidiaries (including any Qualified Designated Entities and Joint Venture Entities that are required under GAAP to be consolidated with Holdings and its Subsidiaries) through the 2013 fiscal year, prepared on a quarterly basis through the end of 2007, which shall not be materially inconsistent with the projections provided to the Lead Arrangers prior to the date hereof;
          (xi) to the extent available, unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries (including any Qualified Designated Entities and Joint Venture Entities that are required under GAAP to be consolidated with Holdings and its Subsidiaries) as of June 30, 2006, which unaudited financial statements shall be (i) prepared in accordance with GAAP and (ii) shall not be materially inconsistent with the Audited Financial Statements previously provided to the Lenders;
          (xii) a duly completed Senior Secured Leverage Covenant Compliance Certificate as of the last day of the fiscal quarter of Holdings most recently ended prior to the Effective Date for which financial statements are available, each of which shall be completed as though the Loans available to be borrowed hereunder had been incurred as of the first day of the four quarter period covered by such Compliance Certificate, assuming that such Loans were Eurodollar Rate Loans and that the LIBO Rate applicable thereto was equal to a rate designated by the Administrative Agent to the Borrower as of the Effective Date, signed by a Responsible Office of Holdings; and
          (xiii) such other assurances, certificates, documents, consents or opinions as any Agent or any Lender reasonably may require.
               (b) Holdings and its subsidiaries shall deliver to the Administrative Agent evidence of insurance naming the Administrative Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is reasonably satisfactory to the Lead Arrangers, including, without limitation, business interruption insurance. The Lead Arrangers shall be reasonably satisfied with the amount, types and terms and conditions of all insurance maintained by Holdings and its subsidiaries.
Project Leap Bridge Credit Agreement

               (c) All accrued fees and expenses of the Administrative Agent, the Lead Arrangers and the Lenders (including the fees and expenses of counsel for the Administrative Agent and local counsel for the Lenders) that are by their terms payable on or prior to the Effective Date shall have been paid, to the extent that invoices in customary detail have been received by the Company not later than the Business Day before the Effective Date.
               (d) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened before any Governmental Authority or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to materially and adversely affect the Transaction.
               (e) All governmental authorizations and all third party consents and approvals necessary in connection with the Transaction shall have been obtained and shall remain in effect; all applicable waiting periods in connection with the Transaction shall have expired without any action being taken by any Governmental Authority, and no Law shall be applicable in the reasonable judgment of the Lenders, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.
               (f) The Lenders shall be satisfied with (i) the pro forma capital and ownership structure and the shareholder arrangements of Holdings and its Subsidiaries, including, without limitation, the charter and bylaws of Holdings and each such Subsidiary and each agreement or instrument relating thereto, and (ii) the amount, tenor, ranking and other terms and conditions of all other equity and debt financings of Holdings and its Subsidiaries. Without limiting the generality of the foregoing, no Indebtedness for borrowed money other than (w) Indebtedness in connection with the Existing Credit Agreement, (x) the Existing Letters of Credit, (y) Permitted Unsecured Debt and (z) Permitted Bridge Debt shall be outstanding.
               (g) The Administrative Agent shall be reasonably satisfied that the amount of committed financing available to Holdings and its Subsidiaries shall be sufficient to meet the ongoing financial needs of Holdings and its Subsidiaries after giving effect to the Transaction. The Lenders shall be reasonably satisfied with the amount, terms, conditions and holders of all intercompany Indebtedness and all indebtedness and other material liabilities owing to third parties to be outstanding on and after the Effective Date.
               (h) There shall not exist any Default or Event of Default, event of prepayment or the creation of Liens under debt instruments or other agreements as a result of the Transactions contemplated hereby.
               (i) Joint Ventures. All matters related to contributions to Denali Spectrum and Denali License, including the identity of all parties thereto and the governing arrangements with respect thereto, shall be reasonably satisfactory to the Lead Arrangers.
               (j) Takeout Engagement. Holdings and the Borrower shall have executed take-out engagement letters with respect to the Bridge Facility reasonably satisfactory to the Lead Arrangers.
               (k) Compliance with Laws. The Lead Arrangers shall be reasonably satisfied that the Borrower and Holdings are in compliance with applicable laws and regulations (including but not limited to ERISA, USA PATRIOT Act, margin regulations and environmental laws), and the Borrower and Holdings shall have furnished all information reasonably requested by the Lead Arrangers in connection with achieving such satisfaction.
Project Leap Bridge Credit Agreement

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date specifying its objection thereto.
               4.02 Conditions to Initial Closing Date. The obligation of each Lender to honor any Request for Credit Extension for the making of the initial Bridge Loans on the Initial Closing Date is subject to the satisfaction or waiver in accordance with Section 10.01 of the following, and only the following, conditions precedent immediately prior to or concurrently with the making of such Bridge Loans:
               (a) The Specified Representations shall be true and correct in all material respects on and as of the Initial Closing Date, except to the extent that such representations specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;
               (b) No payment defaults shall exist (i) under the Existing Credit Agreement or (ii) under this Agreement with respect to any fees or any regularly scheduled payment; no Change of Control shall exist; and no bankruptcy or similar occurrence described in Section 8.01(f) applicable to Holdings or the Borrower or Cricket Reauction shall exist;
               (c) No material volitional breach of any of the Specified Covenants shall exist, or would result from the requested Borrowing or from the application of the proceeds thereof (with “material” breach meaning any breach of a Specified Covenant which results in the applicable threshold contained in the Existing Credit Agreement being exceeded by more than $50,000,000, provided that such $50,000,000 excess amount shall not be available with respect to the Specified Covenant regarding use of proceeds);
               (d) The funding fee specified in the Fee Letters shall have been paid in full in cash through deduction from the proceeds of such initial Bridge Loans, and any and all expenses (including counsel fees and expenses of the Administrative Agent) required to be paid in accordance with the terms of this Agreement shall have been paid in full in cash through deduction from the proceeds of such initial Bridge Loans;
               (e) Either Cricket Reauction or Denali License, or both of them, shall be the Winning Bidder for one or more spectrum licenses in Auction 66; and
               (f) The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.
Such Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b), (c), (d) and (e) have been satisfied on and as of the Initial Closing Date.
               4.03 Conditions to Second Closing Date. The obligation of each Lender to honor any Request for Credit Extension for the making of the draw of Bridge Loans hereunder on the Second Closing Date is subject to the satisfaction or waiver in accordance with Section 10.01 of the following, and only the following, conditions precedent immediately prior to or concurrently with the making of such Bridge Loans:
Project Leap Bridge Credit Agreement

               (a) The Specified Representations shall be true and correct in all material respects on and as of the Second Closing Date, except to the extent that such representations specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;
               (b) No payment defaults shall exist (i) under the Existing Credit Agreement or (ii) under this Agreement with respect to any fees or any regularly scheduled payment; no Change of Control shall exist; and no bankruptcy or similar occurrence described in Section 8.01(f) applicable to Holdings or the Borrower or Cricket Reauction shall exist;
               (c) No material volitional breach of any of the Specified Covenants shall exist, or would result from the requested Borrowing or from the application of the proceeds thereof (with “material” breach meaning any breach of a Specified Covenant which results in the applicable threshold contained in the Existing Credit Agreement being exceeded by more than $50,000,000);
               (d) The funding fee specified in the Fee Letters shall have been paid in full in cash through deduction from the proceeds of such Bridge Loans, and any and all expenses (including counsel fees and expenses of the Administrative Agent) required to be paid in accordance with the terms of this Agreement shall have been paid in full in cash through deduction from the proceeds of such Bridge Loans;
               (e) Either Cricket Reauction or Denali License, or both of them, shall be the Winning Bidder for one or more spectrum licenses in Auction 66; and
               (f) The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.
Such Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.03(a), (b), (c), (d) and (e) have been satisfied on and as of the Second Closing Date.
               4.04 Conditions to Third Closing Date. The obligation of each Lender to honor any Request for Credit Extension for the making of the draw of Bridge Loans hereunder on the Third Closing Date is subject to the satisfaction or waiver in accordance with Section 10.01 of the following conditions precedent immediately prior to or concurrently with the making of such Bridge Loans:
          (a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Bridge Loan, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.04, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively;
          (b) No Default shall exist, or would result from the requested Borrowing or from the application of the proceeds thereof;
          (c) The funding fee specified in the Fee Letters shall have been paid in full in cash through deduction from the proceeds of such Bridge Loans, and any and all expenses (including counsel fees and expenses to the Administrative Agent) required to be paid in accordance with
Project Leap Bridge Credit Agreement

the terms of this Agreement shall have been paid in full in cash through deduction from the proceeds of such Bridge Loans.
     (d) The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof; and
Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.04(a), (b) and (c) have been satisfied on and as of the date of the making of such Bridge Loans.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
          Each of Holdings and the Borrower represents and warrants to the Agents and the Lenders that:
          5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transaction, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
          5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Loan Party and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
          5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or (other than filings required to be made in the ordinary course of business after the date hereof) performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction. All applicable waiting periods in connection with the Transactions have expired without any action having been taken by any Governmental Authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of any properties now owned or hereafter acquired by any of them.
          5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.
Project Leap Bridge Credit Agreement

This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.
          5.05 Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the consolidated financial condition of Holdings and its Subsidiaries (including Qualified Designated Entities and Joint Venture Entities that are required under GAAP to be consolidated with Holdings and its Subsidiaries) as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of Holdings and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments and Indebtedness.
          (b) The unaudited consolidated financial statements of Holdings and its Subsidiaries dated June 30, 2006, and the related consolidated statements of income or operations and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the consolidated financial condition of Holdings and its Subsidiaries (including Qualified Designated Entities and Joint Venture Entities that are required under GAAP to be consolidated with Holdings and its Subsidiaries) as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of disclosures in footnotes and to normal year-end audit adjustments.
          (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
          (d) The consolidated forecasted balance sheets, statements of income and statements of cash flows of Holdings and its Subsidiaries (including any Qualified Designated Entities and Joint Venture Entities that are required under GAAP to be consolidated with Holdings and its Subsidiaries) delivered to the Lenders pursuant to Section 4.01 or 6.01 were prepared in good faith on the basis of assumptions which were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, Holdings’ good faith estimate of its future financial performance on a consolidated basis.
          5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Holdings, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or the consummation of the Transaction, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) as of the date hereof, except as specifically disclosed on Schedule 5.06 (the “Disclosed Litigation”), either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect, and since the date hereof there has been no adverse change in the status, or financial effect on any Loan Party or any Subsidiary thereof, of the Disclosed Litigation that (either individually or taken together with all other such adverse changes) could reasonably be expected to have a Material Adverse Effect.
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          5.07 No Default. None of Holdings, the Borrower or any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
          5.08 Ownership of Property; Liens; Investments. (a) Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title or in leasehold interests as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties and each of its Subsidiaries is in compliance with all of its obligations in respect of leases of real property to which it is a party and has not allowed any such lease to lapse or be terminated or any rights to renew such leases to be forfeited or canceled except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
          (b) Schedule 5.08(b) sets forth a complete and accurate list as of June 30, 2006 of all Liens of the types described in clauses (b), (i), (n) and (o) of Section 7.01 of the Existing Credit Agreement on the property or assets of each Loan Party and each of its Subsidiaries, showing as of such date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto. The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 5.08(b), and as otherwise permitted by Section 7.01.
          (c) Schedule 5.08(c) sets forth a complete and accurate list as of the date of this Agreement of all real property owned by each Loan Party and each of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. Each Loan Party and each of its Subsidiaries has good, marketable and insurable fee simple title to the real property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.
          (d) Schedule 5.08(d) sets forth a complete and accurate list as of June 30, 2006 of all Investments held by any Loan Party or any Subsidiary of a Loan Party, showing as of such date the amount (except with respect to Indebtedness between Loan Parties), obligor or issuer and maturity, if any, thereof.
          5.09 Environmental Compliance. No Loan Party has any Environmental Liabilities that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          5.10 Insurance. The material tangible properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.
          5.11 Taxes. Except as set forth in Schedule 5.11, to the knowledge of Holdings, Holdings and its Subsidiaries have filed all material Federal, state and other tax returns and reports required to be filed, and have paid all material Federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. To the
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knowledge of Holdings, there is no proposed tax assessment against Holdings or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement other than one or more tax sharing agreements between and among Loan Parties (excluding Disqualified Subsidiaries).
          5.12 ERISA Compliance. (a) Except for such non-compliance as could not reasonably be expected to have a Material Adverse Effect, each Plan other than a Multiemployer Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Holdings, nothing has occurred which would prevent, or cause the loss of, such qualification, except as could not reasonably be expected to have a Material Adverse Effect. Holdings and each ERISA Affiliate have made all required contributions in all material respects to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
          (b) There are no pending or, to the knowledge of Holdings, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules under ERISA with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
          (c) (i) No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to result in a material liability to any Loan Party or any of their Affiliates; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Holdings nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Holdings nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069(a) or 4212(c) of ERISA.
          5.13 Subsidiaries; Equity Interests; Loan Parties. As of the date of this Agreement, each Loan Party has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Existing Credit Agreement and the collateral documents relating thereto. As of the date hereof, each Loan Party has no equity investments in any other corporation or entity other than such Loan Party’s Subsidiaries and those equity investments specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable and are owned by Holdings in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens except those created under the Existing Credit Agreement and the collateral documents relating thereto. Set forth on Part (d) of Schedule 5.13 is a complete and accurate list as of the date hereof of all Loan Parties, showing as of the date hereof (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation. As of the date hereof, the copy of the charter of each Loan Party and each amendment
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thereto provided pursuant to Section 4.01(a)(iv) is a true and correct copy of each such document, each of which is valid and in full force and effect.
          5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act. (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
          (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
          5.15 Disclosure. Holdings has no knowledge of any event or circumstance that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, except as Holdings or the Borrower has disclosed to the Administrative Agent and the Lenders. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender (other than industry information, which, if provided by any Loan Party, was selected in good faith by such Loan Party as being in such Loan Party’s estimate not materially inaccurate or misleading) in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, including any Information Memorandum (to the extent of the information therein furnished by any Loan Party) (in each case as modified or supplemented by other information so furnished), contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each of Holdings and the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.
          5.16 Compliance with Laws. Each Loan Party and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
          5.17 Intellectual Property; Licenses, Etc. Each Loan Party and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for or material to the operation of their respective businesses, without conflict with the rights of any other Person, except for any infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Schedule 5.17 sets forth a complete and accurate list as of the date hereof of all patent, trademark and copyright registrations and pending applications therefor of each Loan Party and its Subsidiaries. To the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Subsidiaries infringes upon any rights held by any other Person, except for any infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation
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regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          5.18 Solvency. Each Loan Party is, individually and together with its Subsidiaries, Solvent.
          5.19 Qualified Designated Entity Agreements. The Qualified Designated Entity Agreements delivered to the administrative agent under the Existing Credit Agreement prior to the date of this Agreement, together with the Qualified Designated Entity Agreements delivered to the Administrative Agent thereafter, constitute all existing Qualified Designated Entity Agreements to which Holdings or any of its Subsidiaries is a party, and have not been amended other than in accordance with Section 7.12 of the Existing Credit Agreement, and copies of all material written amendments and waivers executed by the parties to such Qualified Designated Entity Agreement have been delivered to the administrative agent under the Existing Credit Agreement prior to the date of this Agreement or, if executed after the date hereof, to the Administrative Agent in accordance with Section 6.02(i).
          5.20 Permitted Debt. All Indebtedness incurred or created hereunder constitutes Permitted Bridge Debt or Permitted Unsecured Debt under the Existing Credit Agreement. As of the date hereof, after giving pro forma effect to the incurrence of Indebtedness hereunder, no Default under the Existing Credit Agreement shall have occurred and be continuing, and Holdings and its Subsidiaries (including any Qualified Designated Entities and Joint Venture Entities that are required under GAAP to be consolidated with Holdings and its Subsidiaries) shall be in Pro Forma Compliance with the Senior Secured Leverage Covenant.
ARTICLE VI
AFFIRMATIVE COVENANTS
          So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, each of Holdings and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:
          6.01 Financial Statements. Deliver to the Administrative Agent (which shall deliver to each Lender), in form and detail satisfactory to the Administrative Agent and the Required Lenders:
     (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries (including Qualified Designated Entities and Joint Venture Entities that are required under GAAP to be consolidated with Holdings and its Subsidiaries) as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;
     (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries (including Qualified Designated Entities and Joint Venture Entities that are
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required under GAAP to be consolidated with Holdings and its Subsidiaries) as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of Holdings’ fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of Holdings and its Subsidiaries (including Qualified Designated Entities and Joint Venture Entities that are required under GAAP to be consolidated with Holdings and its Subsidiaries) on a consolidated basis in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of disclosures in footnotes; and
     (c) as soon as available, but in any event no more than 45 days after the end of each fiscal year, forecasts prepared by management of Holdings, in form reasonably satisfactory to the Administrative Agent and the Required Lenders, of consolidated balance sheets and statements of income or operations and cash flows of Holdings and its Subsidiaries (including Qualified Designated Entities and Joint Venture Entities that are required under GAAP to be consolidated with Holdings and its Subsidiaries) on a quarterly basis for such fiscal year and on an annual basis for each fiscal year thereafter until the Final Maturity Date for the Bridge Facility.
As to any information contained in materials furnished pursuant to Section 6.02(c), neither Holdings nor the Borrower shall be separately required to furnish such information under Section 6.01(a) or (b), but the foregoing shall not be in derogation of the obligation of Holdings to furnish the information and materials described in Sections 6.01(a) and (b) at the times specified therein.
          6.02 Certificates; Other Information. Deliver to the Administrative Agent (which shall deliver to each Lender), in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:
     (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), (i) a duly completed Senior Secured Leverage Covenant Compliance Certificate and (ii) a list of all (A) Investments consisting of cash contributions to equity or purchases of Equity Interests, (B) secured loans for borrowed money, (C) Permitted Debt Put Rights incurred and payments made in respect thereof, (D) Guarantees of debt for borrowed money of Joint Venture Entities and Qualified Designated Entities and (E) payments in respect of Permitted Make-Whole Obligations, in each case made or incurred during the most recently completed fiscal quarter pursuant to Sections 7.03(k) of the Existing Credit Agreement, 7.03(l) of the Existing Credit Agreement, 7.03(n) of the Existing Credit Agreement, and 7.03(o) of the Existing Credit Agreement, signed by a Responsible Officer of Holdings;
     (b) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or written recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;
     (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Holdings, and copies of all annual, regular, periodic and special reports and registration statements filed by Holdings with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with
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any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
     (d) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;
     (e) as soon as available and in any event within 60 days after the end of each fiscal year, commencing with the fiscal year ended December 31, 2006, a report summarizing the material insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;
     (f) promptly and in any event within five (5) Business Days after receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries (but excluding correspondence and comment letters received from the SEC in connection with the SEC’s review of annual, regular, periodic and special reports and registration statements filed by Holdings with the SEC);
     (g) promptly after the written assertion or occurrence thereof, notice of any Environmental Action against any Loan Party or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;
     (h) as soon as available and in any event within 30 days after the end of each fiscal year (commencing with the fiscal year ended December 31, 2006), a report supplementing Schedules 5.08(c) hereto, including an identification of all owned real property disposed of by any Loan Party or any of its Subsidiaries during such fiscal year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner and book value thereof) of all real property acquired during such fiscal year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete;
     (i) as soon as available and in any event within 30 days after the execution thereof, certified copies of each material written amendment or waiver executed by the parties to any Qualified Designated Entity Agreement; and
     (j) promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
          Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents, or provides a link thereto on Holdings’ website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on Holdings’
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behalf on an Internet or intranet website, if any, to which each Lender and each Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon request by the Administrative Agent or any Lender, Holdings shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests Holdings to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) Holdings shall notify the Administrative Agent, which shall notify each Lender, (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance Holdings shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
          Each of Holdings and the Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of Holdings or the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Holdings or its securities) (each, a “Public Lender”). Each of Holdings and the Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Lead Arrangers shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
          6.03 Notices. Promptly upon a Responsible Officer of Holdings or the Borrower obtaining knowledge thereof, notify the Administrative Agent, which shall notify each Lender:
     (a) of the occurrence of any Default;
     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (but in each case only to the extent the same has resulted or could reasonably be expected to result in a Material Adverse Effect) (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary thereof; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;
     (c) of the occurrence of any ERISA Event;
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     (d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary (other than changes disclosed in the financial statements referred to in Sections 6.01(a) and (b));
     (e) of the (i) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.04(b)(ii), and (ii) incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory repayment pursuant to Section 2.04(b)(iii); and
     (f) of the occurrence of any default under any QDE Credit Documents of a type described in Section 6.21 as to which the applicable grace period, if any, has expired.
          Each notice pursuant to Section 6.03(a), (b), (c) or (d) shall be accompanied by a statement of a Responsible Officer of Holdings setting forth details of the occurrence referred to therein and stating what action Holdings has taken or caused the Borrower to take and proposes to take or cause the Borrower to take with respect thereto.
          6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Holdings, the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (except as otherwise permitted by Section 7.01 of the Existing Credit Agreement); and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness and except, in the case of this clause (c), with respect to Indebtedness not for borrowed money to the extent failure to so pay and discharge could not reasonably be expected to have a Material Adverse Effect.
          6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 of the Existing Credit Agreement and except, in the case of any Loan Party other than Holdings and the Borrower, to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
          6.06 Maintenance of Properties. (a) Maintain and preserve all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and (b) make all necessary repairs thereto and renewals and replacements thereof except, in each case with respect to clause (a) and (b), where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
          6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing in the case of all material insurance policies for not less than 10 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.
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          6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
          6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Holdings, the Borrower or such Subsidiary, as the case may be, subject to normal adjustments at the end of fiscal periods; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.
          6.10 Inspection Rights. Permit representatives and independent contractors (to the extent that such independent contractors have agreed to be bound by the terms of Section 10.07 as set forth therein) of each Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists any Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice; provided further that in all cases the Information obtained during such visits and inspections shall be subject to the provisions of Section 10.07.
          6.11 Use of Proceeds. Use the proceeds of the Bridge Loans solely:
     (a) to make inter-company loans (evidenced by promissory notes in favor of the Borrower) to fund payments to the FCC by Cricket Reauction;
     (b) to fund (i) equity investments in accordance with the Existing Credit Agreement in Denali Spectrum and (ii) debt investments (evidenced by secured promissory notes in favor of the Borrower) by the Borrower in Denali License, for the following purposes: (A) to make payment of the required 20% down payment for FCC Licenses payable to the FCC with respect to a Successful Auction, (B) to make payment of the remaining balance for FCC Licenses payable to the FCC with respect to a Successful Auction, and/or (C) to pay for costs and expenses incurred in connection with the build-out of FCC Licenses for which Denali License is the Winning Bidder in Auction 66, including Capital Expenditures and operating losses related to such markets;
     (c) to pay fees and expenses related to this Bridge Facility;
     (d) to pay for costs and expenses incurred in connection with the build-out of FCC Licenses for which Cricket Reauction is the Winning Bidder in Auction 66, including Capital Expenditures and operating losses related to such markets; and/or
     (e) subject to the approval of the Required Lenders, for general corporate purposes, including Capital Expenditures and operating losses related to the development of new operating markets not acquired in Auction 66;
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provided that, the aggregate amount of proceeds hereunder used to pay for the items described in the foregoing clauses (A) and (B), shall be equal to at least 75% of the principal amount of all Bridge Loans made hereunder (including after giving effect to the Third Closing Date).
          6.12 Covenant to Guarantee Obligations. Upon the formation or acquisition of any new direct or indirect Subsidiaries (other than a Disqualified Subsidiary) by any Loan Party, Holdings or the Borrower shall, in each case at its own expense (provided, that upon request of the Borrower, the time period for complying with any provision of this Section 6.12 may be extended by the Administrative Agent in its discretion, up to an additional 15 days):
     (a) within 15 days after such formation or acquisition, cause each such Subsidiary (other than, to the extent material adverse tax consequences would otherwise result, any Subsidiary that is a CFC), and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents, and
     (b) within 60 days after the request of the Administrative Agent in its sole discretion, deliver to the Administrative Agent a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clause (a), above, and as to such other matters as the Administrative Agent may reasonably request.
          6.13 Compliance with Environmental Laws. Comply, and cause any sub-lessees of Holdings and its Subsidiaries to comply, in all respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, except, in each case, to the extent that any failure to do so could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided, however, that none of Holdings, the Borrower or any of their Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.
          6.14 Provision and Preparation of Environmental Reports. At the reasonable request of the Required Lenders from time to time, including if reasonably requested in connection with any acquisition of owned real property, provide to the Lenders (a) within 15 days (or such longer period as may be reasonably necessary to respond to a specific request) after such request any existing environmental site assessment reports for any of its properties described in such request and (b) within 60 days (or such longer period as may be reasonably necessary to respond to a specific request) after the reasonable request of the Required Lenders following receipt and review of such existing reports, an environmental site assessment report for any of its properties described in such request under this clause (b), prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby agrees to and agrees to cause any Subsidiary that owns any property described in such request to cooperate fully with the Administrative Agent and such environmental consulting firm in their
Project Leap Bridge Credit Agreement

preparation of such environmental assessment report, including permitting any of their representatives to visit and inspect the affected properties at reasonable times. If reasonably requested by the Borrower, the Borrower shall be entitled to have a copy of such environmental assessment report and access to the data relating thereto.
          6.15 Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents and (ii) assure, preserve, protect and confirm more effectively unto the Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.
          6.16 Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which Holdings, or any of their Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.
          6.17 Prompt Refinancing of Bridge Facility; Exchange Indenture for Exchange Securities. (a) Use commercially reasonable efforts to refinance the Bridge Facility with permanent securities as promptly as possible after the Second Closing Date, and (b) enter into an Exchange Indenture for the Exchange Securities no later than the Initial Maturity Date.
          6.18 Material Contracts. Perform and observe all of the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon the reasonable request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
          6.19 Qualified Designated Entities, Joint Venture Entities and Disqualified Subsidiaries Separateness. Comply with the following (provided that all references in this Section 6.19 to “Qualified Designated Entities” shall mean Qualified Designated Entities in which Holdings and its Subsidiaries have an Investment at the relevant time):
     (a) (i) Holdings and its Subsidiaries (other than a Disqualified Subsidiary) will, to the extent that any such Subsidiary has one or more deposit accounts, maintain their own deposit account or accounts, separate from those of each Qualified Designated Entity, each Joint Venture Entity and each Disqualified Subsidiary, with commercial banking institutions and will not commingle their funds with any Qualified Designated Entity, any Joint Venture Entity or any
Project Leap Bridge Credit Agreement

Disqualified Subsidiary; and (ii) each Disqualified Subsidiary and each Controlled Joint Venture Entity, to the extent that any such Disqualified Subsidiary or Controlled Joint Venture Entity has one or more deposit accounts, will maintain its own deposit account or accounts, separate from those of each Qualified Designated Entity and each of Holdings and each of its other Subsidiaries, with commercial banking institutions and will not commingle its funds with any Qualified Designated Entity or Holdings or any of its other Subsidiaries;
     (b) (i) Holdings and its Subsidiaries (other than a Disqualified Subsidiary) will maintain a separate address from the address of each Qualified Designated Entity, each Joint Venture Entity and each Disqualified Subsidiary, or to the extent any Qualified Designated Entity, Joint Venture Entity or Disqualified Subsidiary may have offices in the same location as any of Holdings and its other Subsidiaries, maintain a fair and appropriate allocation of overhead costs among them, with each such entity bearing its fair share of such expense; and (ii) each Disqualified Subsidiary and each Controlled Joint Venture Entity will maintain a separate address from the address of each Qualified Designated Entity and each of Holdings and its other Subsidiaries, or to the extent any Disqualified Subsidiary or Controlled Joint Venture Entity may have offices in the same location as any Qualified Designated Entity or any of Holdings and its other Subsidiaries, maintain a fair and appropriate allocation of overhead costs among them, with each such entity bearing its fair share of such expense;
     (c) each Disqualified Subsidiary and each Controlled Joint Venture Entity will issue separate financial statements prepared not less frequently than quarterly and prepared in accordance with GAAP (except for the omission of certain footnotes and other presentation items required by GAAP with respect to audited financial statements), which financial statements need not be separately audited or reviewed by an independent accounting firm;
     (d) each Disqualified Subsidiary and each Controlled Joint Venture Entity will be a corporation, limited liability company or limited partnership and each Disqualified Subsidiary and each Controlled Joint Venture Entity will conduct its affairs in accordance with its certificate of incorporation or formation and by-laws or limited liability company agreement or partnership agreement (or similar constitutive documents) and observe all necessary, appropriate and customary company (or corporate or partnership) formalities, including, but not limited to, holding all regular and special members’ and board of managers’ (or stockholders’ and directors’, partners’ or other similar Persons’) meetings appropriate to authorize company (or corporate or partnership) action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts, to the extent applicable;
     (e) (i) no Disqualified Subsidiary or Controlled Joint Venture Entity will assume or guarantee any of the liabilities of, or pledge any of its assets for the benefit of any of, Holdings and its other Subsidiaries or any Qualified Designated Entity (other than assumptions, Guarantees or pledges that are made or given prior to such entity’s becoming a Disqualified Subsidiary or Controlled Joint Venture Entity or that are associated with assets transferred to a Qualified Designated Entity, Disqualified Subsidiary or Joint Venture Entity in exchange for, or contributed in respect of the issuance of, any Equity Interests in or other consideration from such entity pursuant to Section 7.05(r) of the Existing Credit Agreement or transferred by such entity to Holdings or its Subsidiaries), (ii) each of Holdings and its Subsidiaries (other than a Disqualified Subsidiary) will not assume or guarantee any of the liabilities of, or pledge any of its assets for, the benefit of any Qualified Designated Entity,
Project Leap Bridge Credit Agreement

Joint Venture Entity or Disqualified Subsidiary or hold out its credit as being available to satisfy the obligations of any Qualified Designated Entity, Joint Venture Entity or Disqualified Subsidiary (which shall be deemed not to refer to any disclosure by Holdings and its Subsidiaries of Investments or obligations that Holdings or its Subsidiaries are permitted to make in or incur with respect to Qualified Designated Entities, Joint Venture Entities and Disqualified Subsidiaries in compliance with this Agreement), other than with respect to Permitted Guarantees and (iii) no Disqualified Subsidiary or Controlled Joint Venture Entity will hold out the credit of Holdings and its other Subsidiaries as being able to satisfy the obligations of such Disqualified Subsidiary or Controlled Joint Venture Entity (which shall be deemed not to refer to any disclosure by a Disqualified Subsidiary or Controlled Joint Venture Entity of Investments or obligations that Holdings or its Subsidiaries are permitted to make in or incur with respect to Disqualified Subsidiaries and Controlled Joint Venture Entities in compliance with this Agreement), other than with respect to Permitted Guarantees;
     (f) (i) Holdings and each of its Subsidiaries (other than a Disqualified Subsidiary) will not authorize the use of its name or trademarks or service marks by any Disqualified Subsidiary, Qualified Designated Entity or Joint Venture Entity except pursuant to a written license agreement; (ii) each Disqualified Subsidiary and Controlled Joint Venture Entity will not authorize the use of its name or trademarks or service marks by any Qualified Designated Entity except pursuant to a written license agreement; and (iii) each Qualified Designated Entity, Disqualified Subsidiary and Joint Venture Entity may use the same domain name for electronic mail as Holdings and its Subsidiaries;
     (g) (i) None of Holdings or any of its Subsidiaries (other than a Disqualified Subsidiary) will conduct a material amount of its own business with suppliers of goods and services, lenders or purchasers of securities in the name of Qualified Designated Entities, Joint Venture Entities or Disqualified Subsidiaries, provided, however, that Holdings and its Subsidiaries may provide services and, to the extent permitted under Section 7.05 of the Existing Credit Agreement, inventory, equipment and other property, to Qualified Designated Entities, Joint Venture Entities and Disqualified Subsidiaries and may conduct the business of Qualified Designated Entities, Joint Venture Entities and Disqualified Subsidiaries by or on behalf of such Qualified Designated Entities, Joint Venture Entities or Disqualified Subsidiaries, as applicable, under a management or services agreement so long as, except as permitted under Section 6.19(f), any material business so conducted is conducted in the name of such Qualified Designated Entity, Joint Venture Entity or Disqualified Subsidiary, as applicable and (ii) except as permitted under Section 6.19(f), no Disqualified Subsidiary or Controlled Joint Venture Entity will conduct a material amount of its own business with suppliers of goods and services, lenders or purchasers of securities in the name of Holdings or any of its other Subsidiaries or any Qualified Designated Entity;
     (h) If Holdings or any of its Subsidiaries obtains actual knowledge that any Qualified Designated Entity or Joint Venture Entity has represented or indicated to any supplier of goods and services to, lender to or purchaser of securities of such Qualified Designated Entity or Joint Venture Entity that the credit of Holdings and its Subsidiaries is available to satisfy the obligations of such Qualified Designated Entity or Joint Venture Entity (which shall be deemed not to refer to any disclosure by a Qualified Designated Entity or Joint Venture Entity of Investments or obligations that Holdings or its Subsidiaries are permitted to make in or incur with respect to Qualified Designated Entities and Joint Venture Entities in compliance with this Agreement), other than in respect of Permitted Guarantees, then Holdings and its Subsidiaries shall take such action as shall be reasonable in the circumstances, which may include providing written notice to any Person to whom such representation or indication was made, to make clear that the credit of Holdings and its Subsidiaries is not available to satisfy the obligations of such
Project Leap Bridge Credit Agreement

Qualified Designated Entity or Joint Venture Entity, other than in respect of Permitted Guarantees; and
     (i) Holdings and its Subsidiaries will, (i) to the extent each may reasonably be able to do so without materially adversely affecting any license, license-related application or other governmental relationship, include in one or more Qualified Designated Entity Agreements with each Qualified Designated Entity or analogous agreements with each Joint Venture Entity entered into after the date of this Agreement (other than the agreements with respect to the initial Investment by Holdings and its Subsidiaries in an Oregon Entity), whether a limited liability company agreement, partnership agreement, loan or credit agreement, or otherwise, provisions under which such Qualified Designated Entity or Joint Venture Entity will agree to comply, and to cause its Subsidiaries to comply, with separateness covenants for the benefit of Holdings and its Subsidiaries not materially dissimilar from those contained in Sections 6.19(a) through 6.19(h) hereof and (ii) in any circumstance where Holdings or such Subsidiary shall have the right, as a result of its ownership of an Investment in a Qualified Designated Entity or Joint Venture Entity, to consent to the incurrence of Indebtedness owed to a third party by such entity, require as a condition to granting such consent (but only in the case of Indebtedness for borrowed money of such Joint Venture Entity or Qualified Designated Entity in excess of $5,000,000 in the aggregate) that the third-party lender acknowledge that in extending credit to such Qualified Designated Entity or Joint Venture Entity such lender is not relying on the credit of Holdings or any of its Subsidiaries (except to the limited extent of any Permitted Guarantees and of any Investments that Holdings or its Subsidiaries are obligated to make in any such entities in compliance with this Agreement).
          6.20 Holding Company. Cause the business and operations of Holdings and its Subsidiaries to be conducted primarily through the Subsidiaries of Holdings and Qualified Designated Entities and Joint Venture Entities in which Loan Parties have made Investments in compliance with this Agreement.
          6.21 Qualified Designated Entity Security; Rights as a Creditor. (a) As promptly as practicable, with respect to each Qualified Designated Entity in which any Loan Party has made an Investment pursuant to Section 7.03(l) of the Existing Credit Agreement or Section 7.03(n) of the Existing Credit Agreement that owes Indebtedness (other than Permitted ANB Unsecured Investments and Permitted QDE Unsecured Investments) to a Loan Party, take, and use commercially reasonable efforts to cause each Qualified Designated Entity to take, all action reasonably necessary or, in the reasonable judgment of the administrative agent under the Existing Credit Agreement, desirable to perfect the security interest of any Loan Party in the assets (but excluding FCC Licenses and non-owned real property and subject to reasonable exceptions for other property the value of which does not exceed 10% of the total assets of such Qualified Designated Entity) of such Qualified Designated Entity securing Indebtedness (other than Permitted ANB Unsecured Investments and Permitted QDE Unsecured Investments) owed by such Qualified Designated Entity to such Loan Party, as required by Sections 7.03(l) and 7.03(n) of the Existing Credit Agreement.
          (b) Diligently enforce the provisions of the ANB Credit Documents and any QDE Credit Documents by pursuing such legal remedies as the Borrower deems appropriate in its reasonable business judgment (taking into account the collateral interest of the lenders under the Existing Credit Agreement in the Loan Parties’ Investments in the applicable Qualified Designated Entity, any unjust enrichment or other penalties that may be or become payable to the FCC as a result of the exercise of legal remedies, and other factors relevant to the value of such Investment) in the case of any material payment default, any material breach of the restrictions on debt or liens or any material breach of the
Project Leap Bridge Credit Agreement

covenants to grant and perfect security interests, in each case which has not been cured prior to the expiration of the applicable grace period, if any.
ARTICLE VII
NEGATIVE COVENANTS
          So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, each of Holdings and the Borrower shall not, nor shall either of them permit any Subsidiary (other than, in the case of Sections 7.01, 7.03, 7.04, 7.05, 7.06, 7.09, 7.14 and 7.17, a Disqualified Subsidiary) to, directly or indirectly:
          7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement, or assign any accounts or other right to receive income, except as permitted under Section 7.01 of the Existing Credit Agreement.
          7.02 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except as permitted under Section 7.02 of the Existing Credit Agreement.
          7.03 Investments. Make or hold any Investments or, in the case of obligations of Holdings and its Subsidiaries with respect to a Qualified Designated Entity, Disqualified Subsidiary or Joint Venture Entity, any obligation to make an Investment, except as permitted under Section 7.03 of the Existing Credit Agreement.
          7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except as permitted under Section 7.04 of the Existing Credit Agreement.
          7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except as permitted under Section 7.05 of the Existing Credit Agreement.
          7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests (other than common Equity Interests of Holdings or Qualified Preferred Stock) or accept any capital contributions, except as permitted under Section 7.06 of the Existing Credit Agreement.
          7.07 Change in Nature of Business. Engage in any material line of business other than (a) the delivery or distribution of wireless telecommunications services (including voice, data or video services), (b) any business or activity reasonably related or ancillary to those listed in the foregoing clause (a), and (c) the acquisition, holding or exploitation of any license relating to the delivery of such wireless services.
          7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Holdings, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Holdings or such Subsidiary as would be obtainable by Holdings or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to transactions between and among Loan Parties or to (a) customary directors’ fees and expenses, (b) employment agreements, employee benefit and
Project Leap Bridge Credit Agreement

compensation plans approved by the Board of Directors of Holdings or otherwise generally available to employees of Holdings and its Subsidiaries, (c) payments under customary officers’ and directors’ indemnification arrangements or (d) payments permitted under any of Sections 7.06(e) and 7.06(f) of the Existing Credit Agreement and transactions permitted under Section 7.03(b) of the Existing Credit Agreement.
          7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits in any material respect the ability of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor, or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person, except, with respect to each of clauses (a) and (b), as permitted under Section 7.09 of the Existing Credit Agreement.
          7.10 Financial Covenant: Consolidated Senior Secured Leverage Ratio. Permit the Consolidated Senior Secured Leverage Ratio at any time during any period of four fiscal quarters of Holdings to be greater than 4.50:1.00.
          7.11 Use of Proceeds. Use the proceeds of any Bridge Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.
          7.12 Amendments of Organization Documents; Qualified Designated Entity Agreements. (a) Amend any of its Organization Documents, any Qualified Designated Entity Agreement or any QDE Credit Documents, or (b) cancel, discharge or forgive any Indebtedness owed to a Loan Party by a Qualified Designated Entity, except, with respect to each of clauses (a) and (b), as permitted under Section 7.12 of the Existing Credit Agreement.
          7.13 Accounting Changes. Make any change (a) in accounting policies or reporting practices, except as required or permitted by GAAP, or (b) to its fiscal year.
          7.14 Prepayments, Etc., of Indebtedness. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness; (b) repay any Permitted Bridge Debt; or (c) amend the terms of any Permitted Unsecured Debt or Permitted Bridge Debt, except, with respect to clauses (a), (b) and (c), as permitted under Section 7.14 of the Existing Credit Agreement.
          7.15 Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture.
          7.16 Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions, which are, in any case, inconsistent with prior practice and not otherwise made in the ordinary course of business; provided, that this Section 7.16 shall not prohibit Holdings from engaging in Permitted Equity Forwards.
          7.17 Formation of Subsidiaries. Organize or invest in any new Subsidiary, except as permitted under Section 7.03(c) or (k) of the Existing Credit Agreement or if such Subsidiary complies with the requirements of Section 6.12.
Project Leap Bridge Credit Agreement

          7.18 ANB Entity Indebtedness. For so long as any Indebtedness referred to in clause (a)(i) below remains outstanding, (a) the Borrower shall not amend, modify or waive any term of the ANB Credit Documents as in effect on the Initial Closing Date to permit ANB 1 or ANB 1 License to incur any Indebtedness other than (i) Indebtedness owed to a Loan Party that is permitted under Section 7.03(l) of the Existing Credit Agreement and (ii) additional Indebtedness not exceeding $15,000,000 in the aggregate for both of ANB 1 and ANB 1 License at any time outstanding, (b) the Borrower shall not assign any portion of its rights or duties under the ANB Credit Documents to any person other than another Loan Party, except solely in connection with the exercise of remedies under the ANB Credit Documents), (c) until ANB 1 License becomes a wholly owned Subsidiary that is not a Disqualified Subsidiary, the Borrower shall not cancel, discharge or forgive any Indebtedness under the ANB Credit Documents.
          7.19 Equity Forwards. Make any payment in respect of a Permitted Equity Forward other than in common stock of Holdings or Qualified Preferred Stock; provided that Holdings shall be permitted to make cash payments in respect of Permitted Equity Forwards not in excess of $5,000,000 in the aggregate so long as before and after giving effect to each such payment no Default shall have occurred and be continuing.
Notwithstanding the foregoing provisions of this Article VII, and for purposes of this Article VII only, it is understood and agreed that (a) all references in Article VII of the Existing Credit Agreement to the delivery of certificates, notices or other documents by any of the Loan Parties to the “Administrative Agent” shall, with respect to such delivery obligation only, mean the Administrative Agent under this Agreement with respect to deliveries required to be made under the Existing Credit Agreement after the date hereof, (b) all references to a “Default” or an “Event of Default” in the Existing Credit Agreement shall mean a Default or an Event of Default, as applicable, under each of this Agreement and the Existing Credit Agreement, (c) any amendments, waivers, consents or other modifications with respect to the Existing Credit Agreement after the date hereof shall not be binding upon the Lenders hereunder or affect the Obligations of the Loan Parties under Article VII of this Agreement unless separately agreed to in writing by the requisite Lenders under this Agreement, and (d) the relevant provisions of the Existing Credit Agreement referred to in this Article VII shall be applicable and remain in full force and effect for, and solely for, purposes of this Article VII notwithstanding any termination of or discharge of all Indebtedness under the Existing Credit Agreement, provided that upon and with effect from such termination of or discharge of all Indebtedness under the Existing Credit Agreement, all references in such provisions of Article VII of the Existing Credit Agreement to the “Administrative Agent”, “Lenders”, “Notes”, “Loans”, “Obligations” and “Loan Documents” shall be deemed to mean the Administrative Agent, the Lenders, the Notes, the Loans, the Obligations and the Loan Documents, as applicable, under this Agreement.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
          8.01 Events of Default. Any of the following shall constitute an Event of Default:
     (a) Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein any amount of principal of any Loan, or (ii) pay within two (2) Business Days after the same becomes due any interest on any Loan or any fee due hereunder, or (iii) pay within five (5) days after the same becomes due any other amount payable hereunder or under any other Loan Document; or
     (b) Specific Covenants. (i) Holdings or the Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01(c), 6.02 (other than
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Section 6.02(h)), 6.03, 6.05, 6.09, 6.10, 6.11, 6.12, 6.17, 6.20 or Article VII; (ii) Holdings or the Borrower fails to perform or observe any Revolving Facility Covenant (provided that such failure shall not constitute a Default or Event of Default under the Bridge Facility except to the extent otherwise provided in Section 8.01(e)); (iii) Holdings fails to perform or observe any term, covenant or agreement contained in any of Section 6.01(a) or (b) and such failure continues for a period of fifteen (15) days after a Responsible Officer of Holdings has knowledge thereof; or (iii) any of the Guarantors fails to perform or observe any term, covenant or agreement contained in Section 4 of the Guaranty; or
     (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after a Responsible Officer of Holdings has knowledge thereof; or
     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
     (e) Cross-Default. (i) Any Loan Party or any of its Subsidiaries (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, but in all cases after expiration of the applicable grace period, if any) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts, but in any event including any Indebtedness pursuant to and Guarantees in connection with the Existing Credit Agreement) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee exceeding the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto (including but not limited to any in connection with the Existing Credit Agreement), or any other event occurs, but in all cases after expiration of the applicable grace period, if the effect of such default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded (provided that any failure to perform or observe any Revolving Facility Covenant shall not give rise to a Default or Event of Default in respect of this Bridge Facility unless and until the Required Revolving Lenders (as defined in the Existing Credit Agreement) shall have requested or consented to the taking by the administrative agent under the Existing Credit Agreement of any action of a type described in Section 8.02 of the Existing Credit Agreement); or (ii) there occurs under any Swap Contract (other than a Permitted Equity Forward) an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or
Project Leap Bridge Credit Agreement

          (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
          (g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any of its Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
          (h) Judgments. There is entered against any Loan Party or any of its Subsidiaries (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order (except to the extent commencement of such enforcement proceedings is in violation of an applicable order staying enforcement), or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
          (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
          (j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any Affiliate of a Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
          (k) Change of Control. There occurs any Change of Control; or
          (l) Auction Default. Any Loan Party fails to fund any of its required equity contributions to a Qualified Designated Entity or to make required loans to such Qualified Designated Entity or any of its Subsidiaries which (i) causes such Qualified Designated Entity or any of its Subsidiaries to fail to pay amounts owed to the FCC with respect to FCC Licenses with
Project Leap Bridge Credit Agreement

an aggregate purchase price in excess of $200,000,000 as to which such Qualified Designated Entity or any of its Subsidiaries was the winning bidder in an auction by the FCC and (ii) failure to fund or to make such required loans continues unremedied for three (3) Business Days; provided that, in each case, such failure is not caused by the failure of any Lender to fund any Loan in accordance with the terms of this Agreement.
          8.02 Remedies upon Event of Default. (a) If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
          (i) until the Effective Date, declare the Commitment of each Lender to make Bridge Loans to be terminated, whereupon such Commitments and obligation shall be terminated;
          (ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and
          (iii) exercise on behalf of itself and the Lenders all rights and remedies (which, for the avoidance of doubt, shall not include the right to terminate any Commitment or refuse to make any Loan hereunder if the applicable conditions contained in Article IV are satisfied) available to it and the Lenders under the Loan Documents; and
          (b) If any Event of Default under the Existing Credit Facility consisting of the failure to perform or observe any Revolving Facility Covenant occurs and is continuing, the Borrower shall give prompt written notice thereof to the Administrative Agent (which shall give prompt notice to the Lenders) of any action taken under Section 8.02(b) of the Existing Credit Agreement and thereafter the Administrative Agent, shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the actions described in clauses (i) through (iii) of clause (a) above with respect to the Bridge Facility; provided, further that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.
          8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02, any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
          First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest but including fees, charges and disbursements of counsel to the Administrative Agent and to the Lead Arrangers and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
          Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
Project Leap Bridge Credit Agreement

          Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
          Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;
          Fifth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent on such date; and
          Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
ARTICLE IX
ADMINISTRATIVE AGENT
          9.01 Appointment and Authority. Each of the Lenders hereby irrevocably appoints CNAI to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
          9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
          9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
          (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
          (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel,
Project Leap Bridge Credit Agreement

may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and
          (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
          The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.
          The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
          9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Bridge Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Bridge Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Project Leap Bridge Credit Agreement

          9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
          9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
          9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Lead Arrangers, Lead Book Runners, Co-Arrangers, Co-Book Runners, Syndication Agent or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder or, in the case of the Lead Arrangers, as expressly set forth herein.
          9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise
Project Leap Bridge Credit Agreement

and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and its agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.08 and 10.04) allowed in such judicial proceeding; and
          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 10.04.
          Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
          9.10 Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.
          Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
ARTICLE X
MISCELLANEOUS
          10.01 Amendments, Etc. Subject to the provisions of Section 2.13(d), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
          (a) waive any condition set forth in Section 4.02, 4.03 or 4.04 without the written consent of each Lender;
Project Leap Bridge Credit Agreement

          (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
          (c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest or fees or other amounts due to the Lenders (or any of them), including the Initial Maturity Date or the Final Maturity Date without the written consent of each Lender entitled to such payment;
          (d) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;
          (e) change (i) Section 2.12 or 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any reduction in the Commitments or any prepayment of Bridge Loans from the application thereof set forth in the provisions of Section 2.04(b) or 2.05(b), respectively, in any manner that materially and adversely affects the Lenders under the Bridge Facility without the written consent of the Required Lenders;
          (f) (i) change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (ii) change the definition of “Required Lenders” without the written consent of each Lender;
          (g) release all or substantially all of the value of the Guaranty, without the written consent of each Lender;
          (h) impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of Lenders having more than 50% of the Aggregate Credit Exposures then in effect; or
          (i) impose any additional restrictions on the right to exchange Bridge Loans or Extended Term Loans for Exchange Securities or any amendment of the rate of such exchange;
and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (ii) Section 10.06(i) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (iii) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.
Project Leap Bridge Credit Agreement

          10.02 Notices and Other Communications; Facsimile Copies. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
          (i) if to the Borrower or the Administrative Agent to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
          (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
          (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
          Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
          (c) Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and Administrative Agent.
          (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices ) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice
Project Leap Bridge Credit Agreement

specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
          10.03 No Waiver; Cumulative Remedies. No failure by any Lender, the Administrative Agent or any Loan Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
          10.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. Irrespective of whether the Initial Closing Date is reached, a Successful Auction is achieved or the Exchange Securities are issued, the Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Lead Arrangers and the Administrative Agent and their Affiliates (including the reasonable fees, charges and disbursements of counsel to the Lead Arrangers and the Administrative Agent), in connection with the syndication of the credit facilities provided for herein (in the case of fees to syndicate members, on the terms set forth in the Fee Letters), the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) from time to time on demand and (ii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
          (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the other Agents, the Lead Arrangers, the Joint Book Managers, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of a single outside law firm for the Indemnitees (provided that, in the event a conflict is identified among the Indemnitees, one additional counsel may be selected on behalf of each Indemnitee subject to such conflict), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated, in all cases, whether
Project Leap Bridge Credit Agreement

or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee arising out of, related to or in connection with any of the matters referred to in either of clause (i) or (ii) above or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
          (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing (and without limiting its obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).
          (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through electronic telecommunications or other information transmission systems customarily used for transactions of this type or otherwise authorized by the Borrower in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent that such damages arise from the gross negligence or willful misconduct of such Indemnitee in the use of such electronic telecommunications or other information transmission systems.
          (e) Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.
          (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
          10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been
Project Leap Bridge Credit Agreement

made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
          10.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lead Arrangers and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(g), or (iv) to an SPC in accordance with the provisions of Section 10.06(i) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. Notwithstanding any other provision of this Agreement, if at any time a Lender proposes to assign or otherwise transfer all or any portion of its rights hereunder to any Person that is not a Lender, an Affiliate of a Lender or an Approved Fund and is not a commercial bank, finance company, insurance company, financial institution or Fund (a “Non-Financial Entity”), then such Lender shall notify the Lead Arrangers that such proposed assignee or transferee is a Non-Financial Entity. Prior to granting its approval to such proposed assignment or transfer, the Administrative Agent shall notify the Borrower of the identity of such Non-Financial Entity. No assignment shall be made to any Non-Financial Entity that is designated by the Borrower, within three Business Days after receipt by the Borrower of notification from the Administrative Agent pursuant to the immediately preceding sentence, as a direct or indirect competitor of Holdings or any Subsidiary of Holdings.
          (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
          (i) Minimum Amounts.
     (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under the Bridge Facility and the Loans at any time owing to it under the Bridge Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
     (B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, in the case of any
Project Leap Bridge Credit Agreement

assignment in respect of the Bridge Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
     (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Bridge Loans or the Commitment assigned.
     (iii) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount required as set forth in this Section 10.06; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
     (iv) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries (other than any Affiliate that is not Holdings or a Subsidiary of Holdings and becomes a Lender in connection with the primary syndication of the Bridge Facility, or an Affiliate of such a Lender).
     (v) No Assignment to Natural Persons. No such assignment shall be made to a natural person.
     (vi) Assignment Fee. Upon any assignment, the parties to the assignment shall pay an administrative fee to the Administrative Agent in the amount of $3,500.
     (vii) Assignments Beyond 50%. Each assignment that results in the Lead Arrangers and the Co-Arrangers and their Affiliates collectively holding less than 50.1% of the aggregate amount of the Commitments or the aggregate principal amount of the Bridge Loans outstanding, and each assignment occurring thereafter, shall require the prior written consent of the Borrower (not to be unreasonably withheld or delayed).
     (viii) Lead Arrangers’ Consent. Each assignment, other than assignments to other Lenders (and the Affiliates thereof) or as permitted under clauses (g) or (i) below, shall require the prior consent of the Lead Arrangers, such consent not to be unreasonably withheld.
          (c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request and following the delivery to the Borrower of the original note issued to the assignor Lender, if any, the Borrower (at its expense) shall execute and deliver a
Project Leap Bridge Credit Agreement

replacement Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(e).
          (d) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
          (e) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (other than an Affiliate that qualifies as an Eligible Assignee pursuant to the definition of “Eligible Assignee”) or, subject to the last two sentences of this clause (e), a Non-Financial Entity) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (c), (d) or (g) of the first proviso to Section 10.01 that directly affects such Participant. Subject to subsection (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender. Notwithstanding the foregoing, if at any time a Lender proposes to sell a participation to a Non-Financial Entity, then such Lender shall notify the Borrower of the identity of such proposed participant. No participation shall be sold to any Non-Financial Entity that is designated by the Borrower, within three (3) Business Days after receipt by the Borrower of notification from the applicable Lender pursuant to the immediately preceding sentence, as a direct or indirect competitor of Holdings or any Subsidiary of Holdings.
          (f) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) and (f) as though it were a Lender.
Project Leap Bridge Credit Agreement

          (g) Certain Pledges. Any Lender may, without the consent of the Borrower or the Administrative Agent or the Lead Arrangers, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          (h) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
          (i) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Bridge Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Bridge Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Bridge Loan, the Granting Lender shall be obligated to make such Bridge Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.11(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of any Loan Party under this Agreement (including the Borrower’s obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Bridge Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Bridge Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee in the amount of $3,500, assign all or any portion of its right to receive payment with respect to any Bridge Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Bridge Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
          10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as herein defined), except that Information may be disclosed (a) to its Affiliates and to its Affiliates’ respective partners, directors, officers, employees, agents, advisors, auditors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory
Project Leap Bridge Credit Agreement

authority purporting to have jurisdiction over it; (c) to the extent required by applicable Laws or guidelines, requests or directed duties of, or agreements with, any Governmental Authority (whether or not having the force of law) or obligations imposed by non-governmental international bodies or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any pledge referred to in Section 10.06(g) or (iii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.07 or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower; (i) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); provided that, unless specifically prohibited by applicable Law or court order, each Lender shall notify the Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such Governmental Authority) or subpoena for disclosure of any such non-public information prior to the disclosure of such information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Loans. For the purposes of this Section, “Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The agreements in this Section shall survive any assignment by a Lender, any sale of a participation by a Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
          10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the
Project Leap Bridge Credit Agreement

Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
          10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Legal Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Legal Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
          10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
          10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
          10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          10.13 Replacement of Lenders. If (i) any Lender or any participant of such Lender requests compensation under Section 3.04, or (ii) if the Borrower is required to pay any additional amount to any Lender or any participant of such Lender or any Governmental Authority for the account of any Lender or any participant of such Lender pursuant to Section 3.01, or (iii) if any Lender is a Defaulting Lender, or (iv) if any amendment, waiver or consent hereunder requiring the consent of all Lenders or all Lenders directly affected thereby would be effective but for the failure of no more than two Lenders to consent thereto (each, a “Non-Consenting Lender”) or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole
Project Leap Bridge Credit Agreement

expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
          (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
          (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Bridge Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
          (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
          (d) such assignment does not conflict with applicable Laws or guidelines, directed duties or requests of, or agreements with, any Governmental Authority (whether or not having the force of law); and
          (e) no more than two (2) Non-Consenting Lenders may be replaced in connection with any proposed amendment, waiver or consent.
          A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
          10.14 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          (b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO
Project Leap Bridge Credit Agreement

THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
          (c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
          (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
          10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          10.16 USA PATRIOT Act Notice. Each Lender (unless such Lender is not, in its sole determination, subject to the Act referred to below) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act.
          10.17 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower and Holdings each acknowledge and agree, and acknowledge their respective Affiliates’ understanding, that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower, Holdings and their respective Affiliates, on the one hand, and the Administrative Agent and each of the Lead Arrangers, on the other hand, and each of the Borrower and Holdings is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and each Lead Arranger each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower,
Project Leap Bridge Credit Agreement

Holdings or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor any Lead Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or Holdings with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any Lead Arranger has advised or is currently advising the Borrower, Holdings or any of their respective Affiliates on other matters) and neither the Administrative Agent nor any Lead Arranger has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and each of the Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings and their respective Affiliates, and neither the Administrative Agent nor any Lead Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and each of the Lead Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Borrower and Holdings hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and either of the Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty arising out of the Transaction.
Project Leap Bridge Credit Agreement

 1
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CRICKET COMMUNICATIONS, INC.

By:	/s/ Dean M. Luvisa
Name:	Dean M. Luvisa
Title:	Acting Chief Financial Officer

LEAP WIRELESS INTERNATIONAL, INC.

By:	/s/ Dean M. Luvisa
Name:	Dean M. Luvisa
Title:	Acting Chief Financial Officer

2

CITICORP NORTH AMERICA, INC., as
Administrative Agent

By:	/s/ Ross MacIntyre
Name:	Ross MacIntyre
Title:	Managing Director and Vice President

3

CITICORP NORTH AMERICA, INC., as a Lender

By:	/s/ Ross MacIntyre
Name:	Ross MacIntyre
Title:	Managing Director and Vice President

4

GOLDMAN SACHS CREDIT PARTNERS L.P., as a Lender

By:	/s/ William W. Archer
Name:	William W. Archer
Title:	Managing Director

5

BANC OF AMERICA BRIDGE LLC, as a Lender

By:	/s/ Daniel J. Kelly
Name:	Daniel J. Kelly
Title:	Managing Director

6

DEUTSCHE BANK AG CAYMAN ISLANDS
BRANCH, as a Lender

By:	/s/ David Mayhew
Name:	David Mayhew
Title:	Managing Director

By:	/s/ Stephen Gayer
Name:	Stephen Gayer
Title:	Director

7

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/ Andrew Earls
Name:	Andrew Earls
Title:	Vice President